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Exhibit 99.1

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

INDEX

Consolidated Financial Statements and Supplementary Data

Schedules not filed:

        All schedules other than the one listed in the Index have been omitted as the required information is inapplicable or the information is presented in the financial statements or related notes.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Inland Diversified Real Estate Trust, Inc.:

        We have audited the accompanying consolidated balance sheets of Inland Diversified Real Estate Trust, Inc. and subsidiaries (the "Company") as of December 31, 2013 and 2012, and the related consolidated statements of operations and other comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2013. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule III. These consolidated financial statements and financial statement schedule III are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule III based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland Diversified Real Estate Trust, Inc. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule III, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        As discussed in note 1 to the consolidated financial statements, on February 9, 2014, the Company entered into an agreement and plan of merger, which is subject to a number of closing conditions.

/s/ KPMG LLP
Chicago, Illinois
March 13, 2014

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

	December 31,
	2013	2012
Assets
Investment properties:
Land	$304,971	$302,013
Building and improvements	1,353,212	1,333,268
Construction in progress	9,322	2,637

Total	1,667,505	1,637,918
Less accumulated depreciation	(94,544)	(46,134)

Net investment properties	1,572,961	1,591,784
Cash and cash equivalents	32,233	36,299
Restricted cash and escrows	5,616	4,059
Investment in marketable securities	34,070	40,941
Investment in unconsolidated entities	485	249
Accounts and rents receivable (net of allowance of $2,285 and $1,159, respectively)	17,023	11,367
Acquired lease intangibles, net	194,759	219,523
Deferred costs, net	6,677	7,205
Other assets	8,294	14,695
Assets held for sale, net	455,480	467,401

Total assets	$2,327,598	$2,393,523

Liabilities and Equity
Mortgages, credit facility and securities margin payable	$1,005,593	$1,006,742
Accounts payable and accrued expenses	7,873	6,222
Distributions payable	6,009	5,831
Accrued real estate taxes payable	4,699	4,390
Deferred investment property acquisition obligations	29,203	70,580
Other liabilities	6,566	7,968
Acquired below market lease intangibles, net	45,732	49,031
Due to related parties	2,074	2,532
Liabilities held for sale, net	256,029	259,029

Total liabilities	1,363,778	1,412,325

Commitments and contingencies
Redeemable noncontrolling interests	67,950	47,215
Equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value, 2,460,000,000 shares authorized, 117,809,586 and 114,727,439 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	118	115
Additional paid in capital, net of offering costs of $118,182 as of December 31, 2013 and December 31, 2012	1,053,472	1,024,289
Accumulated distributions and net income	(160,423)	(90,138)
Accumulated other comprehensive income (loss)	2,703	(283)

Total equity	895,870	933,983

Total liabilities and equity	$2,327,598	$2,393,523

See accompanying notes to consolidated financial statements.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Consolidated Statements of Operations and Other Comprehensive Income

(Dollars in thousands, except per share amounts)

	Year Ended December 31,
	2013	2012	2011
Income:
Rental income	$140,763	$90,705	$50,820
Tenant recovery income	35,565	21,176	12,340
Other property income	9,480	1,483	1,270

Total income	185,808	113,364	64,430
Expenses:
General and administrative expenses	9,223	4,269	2,770
Acquisition related costs	619	5,019	2,648
Property operating expenses	33,977	20,219	12,008
Real estate taxes	20,564	13,301	7,751
Depreciation and amortization	73,608	44,833	25,713
Business management fee-related party	14,666	1,500	1,000

Total expenses	152,657	89,141	51,890

Operating income	33,151	24,223	12,540
Interest, dividend and other income	3,135	2,556	871
Realized gain on sale of marketable securities	641	26	365
Interest expense	(42,669)	(28,069)	(17,432)
Equity in income of unconsolidated entities	260	17	105

Loss from continuing operations	(5,482)	(1,247)	(3,551)
Income from discontinued operations	7,639	4,113	1,374

Net income (loss)	2,157	2,866	(2,177)
Noncontrolling interests:
Noncontrolling interests	—	(41)	(102)
Redeemable noncontrolling interests	(2,440)	(209)	—

Net income attributable to noncontrolling interests	(2,440)	(250)	(102)

Net (loss) income attributable to common stockholders	$(283)	$2,616	$(2,279)

Basic and diluted earnings per common share:
Continuing operations attributable to common stockholders	$(0.07)	$(0.02)	$(0.08)
Discontinued operations attributable to common stockholders	0.07	0.05	0.03

Net (loss) income attributable to common stockholders	$0.00	$0.03	$(0.05)

Weighted average number of common shares outstanding, basic and diluted	116,667,708	91,146,154	42,105,681

Comprehensive income:
Net income (loss)	$2,157	$2,866	$(2,177)
Other comprehensive (loss) income:
Unrealized (loss) gain on marketable securities	(2,421)	3,469	(634)
Unrealized gain (loss) on derivatives	5,407	(1,989)	(1,293)

Comprehensive income (loss)	5,143	4,346	(4,104)
Noncontrolling interests	—	(41)	(102)
Redeemable noncontrolling interests	(2,440)	(209)	—

Comprehensive income (loss) attributable to common stockholders	$2,703	$4,096	$(4,206)

See accompanying notes to consolidated financial statements.

Inland Diversified Real Estate Trust, Inc.

Consolidated Statements of Equity

For the years ended December 31, 2013, 2012 and 2011

(Dollars in thousands)

	Number of Shares	Common Stock	Additional Paid-in Capital, Net of Offering Costs	Accumulated Distributions and Net Loss	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interests	Total
Balance at January 1, 2011	26,120,871	$26	$231,882	$(10,525)	$164	$4,402	$225,949
Distributions declared	—	—	—	(25,263)	—	—	(25,263)
Distributions paid to noncontrolling interests	—	—	—	—	—	(107)	(107)
Proceeds from offering	30,949,567	31	308,191	—	—	—	308,222
Offering costs	—	—	(33,493)	—	—	—	(33,493)
Proceeds from distribution reinvestment plan	1,542,941	1	14,656	—	—	—	14,657
Shares repurchased	(182,202)	—	(1,766)	—	—	—	(1,766)
Discounts on shares issued to affiliates	—	—	55	—	—	—	55
Contributions from sponsor	—	—	1,500	—	—	—	1,500
Unrealized loss on marketable securities	—	—	—	—	(634)	—	(634)
Unrealized loss on derivatives	—	—	—	—	(1,293)	—	(1,293)
Net (loss) income	—	—	—	(2,279)	—	102	(2,177)

Balance at December 31, 2011	58,431,177	$58	$521,025	$(38,067)	$(1,763)	$4,397	$485,650
Distributions declared	—	—	—	(54,687)	—	—	(54,687)
Distributions paid to noncontrolling interests	—	—	—	—	—	(2,720)	(2,720)
Proceeds from offering	53,885,826	54	536,040	—	—	—	536,094
Offering costs	—	—	(54,055)	—	—	—	(54,055)
Proceeds from distribution reinvestment plan	3,299,771	4	31,345	—	—	—	31,349
Shares repurchased	(889,335)	(1)	(8,448)	—	—	—	(8,449)
Discounts on shares issued to affiliates	—	—	294	—	—	—	294
Purchase of noncontrolling interests	—	—	(1,912)	—	—	(1,718)	(3,630)
Unrealized gain on marketable securities	—	—	—	—	3,469	—	3,469
Unrealized loss on derivatives	—	—	—	—	(1,989)	—	(1,989)
Net income (excluding income attributable to redeemable noncontrolling interests of $209)	—	—	—	2,616	—	41	2,657

Balance at December 31, 2012	114,727,439	$115	$1,024,289	$(90,138)	$(283)	$—	$933,983
Distributions declared	—	—	—	(70,002)	—	—	(70,002)
Proceeds from distribution reinvestment plan	4,030,115	4	38,282	—	—	—	38,286
Shares repurchased	(947,968)	(1)	(9,099)	—	—	—	(9,100)
Unrealized loss on marketable securities	—	—	—	—	(2,421)	—	(2,421)
Unrealized gain on derivatives	—	—	—	—	5,407	—	5,407
Net loss (excluding income attributable to redeemable noncontrolling interests of $2,440)	—	—	—	(283)	—	—	(283)

Balance at December 31, 2013	117,809,586	$118	$1,053,472	$(160,423)	$2,703	$—	$895,870

See accompanying notes to consolidated financial statements.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

	Year Ended December 31,
	2013	2012	2011
Cash flows from operations:
Net income (loss)	$2,157	$2,866	$(2,177)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	89,282	53,239	28,980
Amortization of debt premium and financing costs	1,338	1,134	825
Amortization of acquired above market leases	6,578	4,496	3,000
Amortization of acquired below market leases	(3,373)	(1,641)	(985)
Fair value adjustment of deferred investment property acquisition obligations	(2,945)	849	315
Straight-line rental income	(5,964)	(3,706)	(1,856)
Equity in income of unconsolidated entities	(260)	(17)	(105)
Discount on shares issued to affiliates	—	294	55
Payment of leasing fees	(470)	(278)	(120)
Realized gain on sale of marketable securities	(641)	(26)	(365)
Changes in assets and liabilities:
Restricted escrows	(114)	(65)	1,885
Accounts and rents receivable, net	(1,892)	(3,305)	(1,111)
Other assets	(477)	(1,110)	(640)
Accounts payable and accrued expenses	2,032	2,437	752
Accrued real estate taxes payable	608	855	811
Other liabilities	(1,797)	149	(748)
Due to related parties	271	499	(644)

Net cash flows provided by operating activities	84,333	56,670	27,872

Cash flows from investing activities:
Purchase of investment properties	(44,945)	(1,191,719)	(447,559)
Construction in progress, capital expenditures and tenant improvements	(8,806)	(1,189)	(1,650)
Purchase of marketable securities	(581)	(21,371)	(19,185)
Sale of marketable securities	5,672	1,828	6,823
Restricted escrows	(1,268)	(2,951)	7,340
Repayment of notes receivable	11,007	—	63
Investment in notes receivable	(4,710)	—	—
Investment in unconsolidated entities	25	—	—

Net cash flows used in investing activities	(43,606)	(1,215,402)	(454,168)

Cash flows from financing activities:
Proceeds from offering	—	536,094	308,222
Proceeds from the distribution reinvestment plan	38,286	31,349	14,657
Shares repurchased	(9,100)	(8,449)	(1,766)
Payment of offering costs	—	(54,269)	(33,741)
Proceeds from mortgages payable	37,358	624,340	240,951
Principal payments on mortgages payable	(9,684)	(22,370)	(48,254)
Proceeds from credit facility	—	73,500	48,000
Principal payments on credit facility	(21,000)	—	(55,000)
Proceeds from securities margin debt	656	21,464	15,281
Principal payments on securities margin debt	(8,187)	(4,884)	(15,495)
Payment of loan fees and deposits	(396)	(5,833)	(3,458)
Distributions paid	(69,824)	(51,767)	(23,641)
Distributions paid to noncontrolling interests	—	(2,720)	(107)
Payment of preferred return to redeemable noncontrolling interests	(2,178)	(109)	—
Purchase of noncontrolling interests	—	(1,569)	—
Payment of amount due to related parties	(724)	—	—

Net cash flows (used in) provided by financing activities	(44,793)	1,134,777	445,649

Net (decrease) increase in cash and cash equivalents	(4,066)	(23,955)	19,353
Cash and cash equivalents, at beginning of period	36,299	60,254	40,901

Cash and cash equivalents, at end of period	$32,233	$36,299	$60,254

See accompanying notes to consolidated financial statements.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Consolidated Statements of Cash Flows (Continued)

(Dollars in thousands)

	Year Ended December 31,
	2013	2012	2011
Supplemental disclosure of cash flow information:
In conjunction with the purchase of investment properties, the Company acquired assets and assumed liabilities as follows:
Land	$3,227	$220,650	$83,797
Building and improvements	19,191	1,014,650	400,305
Construction in progress	—	2,218	—
Acquired in-place lease intangibles	3,709	150,915	59,168
Acquired above market lease intangibles	332	22,553	11,616
Acquired below market lease intangibles	—	(34,598)	(9,816)
Assumption of mortgage debt at acquisition	—	(92,195)	(85,528)
Non-cash mortgage premium	—	(445)	(1,358)
Tenant improvement payable	—	(1,597)	(123)
Deferred investment property acquisition obligations	—	(57,990)	(24,753)
Settlement of deferred investment property acquisition obligations	40,662	15,962	14,679
Accounts payable and accrued expenses	—	(118)	(327)
Other liabilities	(31)	(12,367)	(2,506)
Restricted escrows	—	266	2,800
Deferred costs	—	913	75
Accounts and rents receivable	—	—	364
Other assets	4	11,381	256
Accrued real estate taxes payable	—	(1,364)	(1,090)
Issuance of redeemable noncontrolling interest	(20,473)	(47,115)	—
Partial settlement of note receivable	(1,676)	—	—

Purchase of investment properties	$44,945	$1,191,719	$447,559

Cash paid for interest	$52,332	$34,186	17,575

Supplemental schedule of non-cash investing and financing activities:
Distributions payable	$6,009	$5,831	$2,911

Contributions from sponsor—forgiveness of debt	$—	$—	$1,500

See accompanying notes to consolidated financial statements.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollar amounts in thousands, except per share data)

(1) Organization

        Inland Diversified Real Estate Trust, Inc. (which may be referred to as the "Company," "we," "us," or "our") was formed on June 30, 2008 (inception) to acquire and develop a diversified portfolio of commercial real estate investments located in the United States and Canada. The Company has entered into a Business Management Agreement (the "Agreement") with Inland Diversified Business Manager & Advisor, Inc. (the "Business Manager"), to be the Business Manager to the Company. The Business Manager is a related party to our sponsor, Inland Real Estate Investment Corporation (the "Sponsor"). In addition, Inland Diversified Real Estate Services LLC, Inland Diversified Asset Services LLC, Inland Diversified Leasing Services LLC and Inland Diversified Development Services LLC, which are indirectly controlled by the four principals of The Inland Group, Inc. (collectively, the "Real Estate Managers"), serve as the Company's real estate managers. The Company was authorized to sell up to 500,000,000 shares of common stock ("Shares") at $10.00 each in its "best efforts" offering which commenced on August 24, 2009 and up to 50,000,000 shares at $9.50 each issuable pursuant to the Company's distribution reinvestment plan ("DRP"). The "best efforts" portion of the offering was completed on August 23, 2012. On November 13, 2013, the Company's board of directors voted to suspend the DRP until further notice, effective immediately.

        At December 31, 2013, the Company owned 135 retail properties, four office properties and two industrial properties collectively totaling 12.5 million square feet including 24 multi-family units and two multi-family properties totaling 420 units. As of December 31, 2013, the portfolio had a weighted average physical occupancy and economic occupancy of 96.1% and 97.2%, respectively. Economic occupancy excludes square footage associated with an earnout component. At the time that we acquired certain properties, the purchase agreement contained an earnout component to the purchase price, meaning the Company did not pay a portion of the purchase price at closing related to certain vacant spaces, although it owns the entire property. The Company is not obligated to settle this contingent purchase price unless the seller obtains leases for the vacant space within the time limits and parameters set forth in the applicable acquisition agreement (note 16).

Proposed Merger

        On February 9, 2014, the Company entered into an agreement and plan of merger (the "Merger Agreement") with Kite Realty Group Trust, a publicly traded (NYSE: KRG) Maryland real estate investment trust ("Kite"), and KRG Magellan, LLC, a Maryland limited liability company and a direct wholly owned subsidiary of Kite ("Merger Sub"). The Merger Agreement provides for, upon the terms and conditions of the Merger Agreement, the merger of the Company with and into Merger Sub, with Merger Sub surviving the Merger as a direct wholly owned subsidiary of Kite (the "Merger"). Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company's common stock will be converted into the right to receive shares of beneficial interest of Kite, par value $0.01 per share ("Kite Common Shares"), based on:

  •
  an exchange ratio of 1.707 Kite Common Shares for each share of our common stock if the volume-weighted average trading price of Kite Common Shares for the ten consecutive trading days ending on the third trading day preceding the meeting of our stockholders to approve the Merger (the "Reference Price") is equal to or less than $6.36;

  •
  a floating exchange ratio if the Reference Price is more than $6.36 or less than $6.58 (with such floating exchange ratio being determined by dividing $10.85 by the Reference Price); and

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(1) Organization (Continued)

  •
  an exchange ratio of 1.650 Kite Common Shares for each share of our common stock if the Reference Price is $6.58 or greater.

        Pursuant to the Merger Agreement, upon the effective time of the merger, the board of trustees of Kite will consist of nine members, six of whom will be current trustees of Kite and three of whom will be designated by us.

        The completion of the Merger is subject to a number of closing conditions, including, among others: (i) approval by Kite's stockholders and the Company's stockholders, including the approval of Kite's stockholders of an amendment to Kite's declaration of trust to increase the number of Kite Common Shares that Kite is authorized to issue; (ii) the absence of a material adverse effect on either the Company or Kite; (iii) the receipt of tax opinions relating to the REIT status of Kite and the Company and the tax-free nature of the transaction; (iv) the completion of the Net Lease Sale Transactions; and (v) the completion of the redeployment of certain proceeds from the Net Lease Sale Transactions to acquire replacement properties for purposes of Section 1031 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). As a result of the closing conditions to which the Merger is subject, there are no assurances that the proposed Merger will be consummated on the expected timetable, or at all. If the closing conditions are satisfied, it is anticipated that the Merger will close during the second or third quarter of 2014.

        The Merger Agreement may be terminated under certain circumstances, including by either the Company or Kite if the Merger has not been consummated on or before the outside date of August 31, 2014, subject to extension under certain circumstances. The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay to Kite a termination fee of $43,000 and/or reimburse Kite's transaction expenses up to an amount equal to $8,000. Where termination is in connection with a failure to close the Net Lease Sale Transactions, the Company may be required to (i) reimburse Kite for its transaction expenses up to an amount equal to $8,000 and (ii) pay Kite a termination fee of $3,000. The Merger Agreement also provides that, under specified circumstances, Kite may be required to pay the Company a termination fee of $30,000 and/or reimburse the Company's transaction expenses up to an amount equal to $8,000. Under certain circumstances, including upon payment of the applicable termination fee, either party is permitted to terminate the Merger Agreement to enter into a definitive agreement with a third party with respect to a superior acquisition proposal.

        If the Merger is consummated, it is expected to significantly change the scope of the Company's business and as a result the Company's 2013 results of operations may not necessarily be representative of the Company's future results of operations. Unless otherwise stated, all disclosures and discussion in this Form 10-K do not include the expected effects of the Merger.

        On February 19, 2014, solely to assist broker-dealers in meeting their customer account statement reporting obligations, the Company's board of directors established an estimated per share value of the Company common stock as of February 18, 2014 of $10.70. This estimated per share value was determined based upon the final closing price of the Kite Common Shares on February 18, 2014 and the exchange ratio for Kite Common Shares under the Merger Agreement that would apply if the Reference Price was equal to the final closing price of the Kite Common Shares on February 18, 2014.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(1) Organization (Continued)

        In connection with the execution of Merger Agreement, the Company entered into a Master Liquidity Event Agreement (the "Master Agreement") with the Business Manager, the Real Estate Managers, and certain other affiliates of the Business Manager. The Master Agreement sets forth the terms of the consideration due to the Business Manager and the Real Estate Managers in connection with the Merger, provides for the automatic termination upon the closing of the Merger of the Company's agreements with the Business Manager and the Real Estate Managers and certain other agreements between the Company and affiliates of the Business Manager and includes certain other agreements in order to facilitate the Merger. Pursuant to the Master Agreement, the Company agreed that the liquidity event fee payable by the Company to the Business Manager upon the consummation of the Merger pursuant to the terms of Business Management Agreement will be $10,235; provided, however, that the total amount of the liquidity event fee will be increased to not more than $12,000 in the event that the Business Manager achieves certain cost savings for the Company prior to the closing of the Merger.

        The Company provides the following programs to facilitate investment in the Company's shares and limited liquidity for stockholders.

        The Company allowed stockholders to purchase additional shares from the Company by automatically reinvesting distributions through the DRP, subject to certain share ownership restrictions. Such purchases under the DRP were not subject to any selling commissions, and were made at a price of $9.50 per share prior to the DRP being suspended on November 13, 2013.

        On November 13, 2013, the Company's board of directors voted to suspend the share repurchase program, as amended ("SRP"), until further notice, effective December 13, 2013. The Company was authorized to repurchase shares under the SRP, if requested, subject to, among other conditions, funds being available. In any given calendar month, proceeds used for the SRP for ordinary repurchases cannot exceed the proceeds from the DRP, for that month. In addition, the Company would limit the number of ordinary shares repurchased during any calendar year to 5% of the number of shares of common stock outstanding on December 31st of the previous year. However in the case of repurchases made upon the death of a stockholder known as exceptional repurchases, the Company was authorized to use any funds to complete the repurchase, and neither the limit regarding funds available from the DRP nor the 5% limit would apply. The SRP will be terminated if the Company's shares become listed for trading on a national securities exchange. In addition, the Company's board of directors, in its sole direction, may amend, suspend or terminate the SRP.

Net Lease Sale Transactions

        On December 16, 2013, the Company, Inland Diversified Cumming Market Place, L.L.C., a Delaware limited liability company and the Company's subsidiary, and Bulwark Corporation, a Delaware corporation and the Company's subsidiary, entered into two Purchase and Sale Agreements (collectively, the "Purchase and Sale Agreements") with Realty Income Corporation, a Maryland corporation and unaffiliated third party purchaser ("Realty Income"). The Purchase and Sale Agreements collectively provide for the sale of a total of 84 of the Company's single tenant, Net Leased properties (the "Net Lease Properties") to Realty Income in a series of transactions which the Company refers to as the "Net Lease Sale Transactions." (see note 4)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(1) Organization (Continued)

        The Purchase and Sale Agreements provide that the Net Lease Properties will be sold in multiple separate tranches. The closing of each tranche is subject to the satisfaction of various closing conditions. On January 31, 2014, the Company closed the first tranche of Net Lease Properties (the "Tranche I Closing"), resulting in the sale to Realty Income of a total of 46 of the Net Lease Properties for an aggregate cash purchase price of approximately $201,955. The Tranche I Closing resulted in net proceeds to the Company of $126,312. Subject to the satisfaction of all closing conditions, the sale of the remainder of the Net Lease Sale Transactions is expected to close by April 30, 2014. However, there are no assurances that the remainder of the Net Lease Sale Transactions will be consummated on the expected timetable, or at all.

        Following the Tranche I Closing, the Company's portfolio consisted of 91 retail properties, three office properties and one industrial property collectively totaling 11.5 million square feet including 24 multi-family and two multi-family properties totaling 420 units.

(2) Summary of Significant Accounting Policies

General

        The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

        Certain amounts in the prior period consolidated financial statements have been reclassified to conform with the current year presentation. The reclasses primarily represent reclassifications of assets and liabilities to assets and liabilities held for sale as well as revenue and expenses to discontinued operations.

        Information with respect to square footage, units and occupancy is unaudited.

Consolidation

        The accompanying consolidated financial statements include the accounts of the Company, as well as all wholly owned subsidiaries and entities in which the Company has a controlling financial interest. Interests of third parties in these consolidated entities are reflected as noncontrolling interests in the accompanying consolidated financial statements. Wholly owned subsidiaries generally consist of limited liability companies (LLCs). All intercompany balances and transactions have been eliminated in consolidation.

        Each property is owned by a separate legal entity which maintains its own books and financial records and each entity's assets are not available to satisfy the liabilities of other affiliated entities, except for certain properties which have cross-collateralized first mortgages as previously disclosed.

        The Company consolidates the operations of a joint venture if it determines that it's either the primary beneficiary of a variable interest entity ("VIE") or has substantial influence and control of the entity. The primary beneficiary is the party that has the ability to direct the activities that most significantly impact the entity's economic performance and the obligation to absorb losses and right to

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(2) Summary of Significant Accounting Policies (Continued)

receive the returns from the VIE that would be significant to the VIE. There are significant judgments and estimates involved in determining the primary beneficiary of a variable interest entity or the determination of who has control and influence of the entity. When the Company consolidates an entity, the assets, liabilities and results of operations will be included in the consolidated financial statements.

        In instances where the Company is not the primary beneficiary of a variable interest entity or it does not control the joint venture, the Company uses the equity method of accounting. Under the equity method, the operations of a joint venture are not consolidated with the Company's operations but instead its share of operations would be reflected as equity in income of unconsolidated entities on the consolidated statements of operations and other comprehensive income. Additionally, the Company's investment in the entities is reflected as investment in unconsolidated entities on the consolidated balance sheets.

Cash and Cash Equivalents

        The Company considers all demand deposits and money market accounts and all short-term investments with a maturity of three months or less, at the date of purchase, to be cash equivalents. The Company maintains its cash and cash equivalents at financial institutions. The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation ("FDIC") insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. The Company believes that the risk is not significant, as the Company does not anticipate the financial institutions' non-performance.

Restricted Cash and Escrows

        The Company had restricted escrows of $7,555 and $6,173 (including amounts related to investment properties held for sale) as of December 31, 2013 and 2012, respectively, which consist of cash held in escrow based on lender requirements for collateral or funds to be used for the payment of insurance, real estate taxes, tenant improvements and leasing commissions.

Revenue Recognition

        The Company commences revenue recognition on its leases based on a number of factors. In most cases, revenue recognition under a lease begins when the lessee takes possession of or controls the physical use of the leased asset. Generally, this occurs on the lease commencement date. The determination of who is the owner, for accounting purposes, of the tenant improvements determines the nature of the leased asset and when revenue recognition under a lease begins. If the Company is the owner, for accounting purposes, of the tenant improvements, then the leased asset is the finished space and revenue recognition begins when the lessee takes possession of the finished space, typically when the improvements are substantially complete. If the Company concludes it is not the owner, for accounting purposes, of the tenant improvements (the lessee is the owner), then the leased asset is the unimproved space and any tenant improvement allowances funded by the Company under the lease are treated as lease incentives which reduces revenue recognized over the term of the lease. In these circumstances, the Company begins revenue recognition when the lessee takes possession of the unimproved space for the lessee to construct their own improvements. The Company considers a

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(2) Summary of Significant Accounting Policies (Continued)

number of different factors to evaluate whether it or the lessee is the owner of the tenant improvements for accounting purposes. The determination of who owns the tenant improvements, for accounting purposes, is subject to significant judgment.

        Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the consolidated balance sheets. Due to the impact of the straight-line basis, rental income generally will be greater than the cash collected in the early years and decrease in the later years of a lease. The Company periodically reviews the collectability of outstanding receivables. Allowances are taken for those balances that the Company deems to be uncollectible, including any amounts relating to straight-line rent receivables.

        Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenses are incurred. The Company makes certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. The Company does not expect the actual results to materially differ from the estimated reimbursement.

        The Company records lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, the tenant is no longer occupying the property and amounts due are considered collectible. Upon early lease termination, the Company provides for gains or losses related to unrecovered intangibles and other assets.

        As a lessor, the Company defers the recognition of contingent rental income, such as percentage rent, until the specified target that triggered the contingent rental income is achieved.

Capitalization and Depreciation

        Real estate acquisitions are recorded at cost less accumulated depreciation. Improvement and betterment costs are capitalized, and ordinary repairs and maintenance are expensed as incurred.

        Transactional costs in connection with the acquisition of real estate properties and businesses are expensed as incurred.

        Depreciation expense is computed using the straight-line method. Building and improvements are depreciated based upon estimated useful lives of 30 years and 5-15 years for furniture, fixtures and equipment and site improvements.

        Tenant improvements are amortized on a straight-line basis over the shorter of the life of the asset or the term of the related lease as a component of depreciation and amortization expense. Leasing fees are amortized on a straight-line basis over the term of the related lease as a component of depreciation and amortization expense. Loan fees are amortized on a straight-line basis, which approximates the effective interest method, over the term of the related loans as a component of interest expense.

        Cost capitalization and the estimate of useful lives require judgment and include significant estimates that can and do change.

        Depreciation expense was $60,256, $34,799 and $16,715 (including amounts related to discontinued operations) for the years ended December 31, 2013, 2012 and 2011, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(2) Summary of Significant Accounting Policies (Continued)

Fair Value Measurements

        The Company has estimated fair value using available market information and valuation methodologies the Company believes to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, accordingly, they are not necessarily indicative of amounts that would be realized upon disposition.

        The Company defines fair value based on the price that it believes would be received upon sale of an asset or the exit price that would be paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value. The fair value hierarchy consists of three broad levels, which are described below:

  •
  Level 1—Quoted prices in active markets for identical assets or liabilities.

  •
  Level 2—Quoted prices in active markets for similar assets or liabilities; quoted prices in markets that are not active; and model-derived valuations whose inputs are observable.

  •
  Level 3—model-derived valuations with unobservable inputs that are supported by little or no market activity.

Acquisition of Investment Properties

        Upon acquisition, the Company determines the total purchase price of each property (note 3), which includes the estimated contingent consideration to be paid or received in future periods (note 16). The Company allocates the total purchase price of properties and businesses based on the fair value of the tangible and intangible assets acquired and liabilities assumed based on Level 3 inputs, such as comparable sales values, discount rates, capitalization rates, revenue and expense growth rates and lease-up assumptions, from a third party appraisal or other market sources.

        Certain of the Company's properties included earnout components to the purchase price, meaning the Company did not pay a portion of the purchase price of the property at closing, although the Company owns the entire property. The Company is not obligated to settle the contingent portion of the purchase prices unless space which was vacant at the time of acquisition is later leased by the seller within the time limits and parameters set forth in the related acquisition agreements. The earnout payments are based on a predetermined formula applied to rental income received. The earnout agreements have a limited obligation period ranging from one to three years from the date of acquisition. If at the end of the time period certain space has not been leased, occupied and rent producing, the Company will have no further obligation to pay additional purchase price consideration and will retain ownership of that entire property. Based on its best estimate, the Company has recorded a liability for the potential future earnout payments using estimated fair value at the date of acquisition using Level 3 inputs including lease-up periods ranging from one to three years, market rents ranging from $9.60 to $45.00, probability of occupancy ranging from 90% to 100% based on leasing activity and discount rates, generally 10%. The Company has recorded these earnout amounts as additional purchase price of the related properties and as a liability included in deferred investment property acquisition obligations on the consolidated balance sheets. The liability increases as the anticipated payment date draws near based on a present value; such increases in the liability are recorded as

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(2) Summary of Significant Accounting Policies (Continued)

amortization expense on the consolidated statements of operations and other comprehensive income. The Company records changes in the underlying liability assumptions to other property income on the consolidated statements of operations and other comprehensive income.

        The portion of the purchase price allocated to acquired above market lease value and acquired below market lease value are amortized on a straight-line basis over the term of the related lease as an adjustment to rental income. For below-market lease values, the amortization period includes bargain renewal option periods at a fixed rate. Amortization pertaining to the above market lease value of $6,578, $4,496 and $3,000 (including amounts related to discontinued operations) was recorded as a reduction to rental income for the years ended December 31, 2013, 2012 and 2011, respectively. Amortization pertaining to the below market lease value of $3,373, $1,641 and $985 (including amounts related to discontinued operations) was recorded as an increase to rental income for the years ended December 31, 2013, 2012 and 2011, respectively.

        The portion of the purchase price allocated to acquired in-place lease value is amortized on a straight-line basis over the acquired leases' weighted-average remaining term. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $26,712, $15,916 and $10,107 (including amounts related to discontinued operations) for the years ended December 31, 2013, 2012 and 2011, respectively. The portion of the purchase price allocated to customer relationship value is amortized on a straight-line basis over the weighted-average remaining lease term. As of December 31, 2013, no amount has been allocated to customer relationship value.

        The following table summarizes the Company's identified intangible assets and liabilities (including amounts related to investment properties held for sale) as of December 31, 2013 and 2012.

	December 31,
	2013	2012
Intangible assets:
Acquired in-place lease value	$272,060	$269,615
Acquired above market lease value	48,955	49,581
Accumulated amortization	(65,752)	(34,684)

Acquired lease intangibles, net	$255,263	$284,512

Intangible liabilities:
Acquired below market lease value	$52,636	$53,241
Accumulated amortization	(5,546)	(2,779)

Acquired below market lease intangibles, net	$47,090	$50,462

        As of December 31, 2013, the weighted average amortization periods for acquired in-place lease, above market lease and below market lease intangibles (excluding amounts related to investment properties held for sale) are 12, 9 and 23 years, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(2) Summary of Significant Accounting Policies (Continued)

        Estimated amortization of the respective intangible lease assets and liabilities (excluding amounts related to investment properties held for sale) as of December 31, 2013 for each of the five succeeding years and thereafter is as follows:

	In-place Leases	Above Market Leases	Below Market Leases
2014	$21,664	$4,153	$2,738
2015	21,390	3,847	2,641
2016	20,868	3,517	2,527
2017	19,922	3,229	2,493
2018	17,169	2,353	2,410
Thereafter	69,669	6,978	32,923

Total	$170,682	$24,077	$45,732

Investment Properties Held For Sale

        The Company will classify an investment property as held for sale in the period in which it has committed to a plan to dispose of the property, the Company's Board of Directors has approved the sale of the property, are in the process of finding or have found a buyer, the property is available for immediate sale and subject only to sales terms that are usual and customary, and the sale of the property is probable and is expected to be completed within one year without significant changes. The Company suspends depreciation on the investment properties held for sale, including depreciation for tenant improvements and additions, as well as on the amortization of acquired in-place leases. The Company will classify the assets and related liabilities as held for sale in its consolidated balance sheets in the period the held for sale criteria is met and reclassify for presentation purposes all prior periods presented. The Company does not allocate any general and administrative expenses to discontinued operations and only interest expense to the extent the held for sale property is secured by specific mortgage debt and the mortgage debt will not be assigned to another property owned by the Company after the disposition. During December 2013, the Net Lease Properties met the criteria to be held for sale and was classified as held for sale as of December 31, 2013 and 2012. Assets and liabilities related to the Merger Agreement were not classified as held for sale as of December 31, 2013 and 2012.

Disposition of Real Estate

        The Company accounts for dispositions in accordance with U.S. GAAP. The Company recognizes a gain or loss in full when a property is sold. A sale is considered complete when the profit is determinable, the collectability of the sales price is reasonably assured or can be estimated, and when the earnings process is virtually complete, and the Company is not obliged to perform significant activities after the sale to earn the profit. The Company records the transaction as discontinued operations for all periods presented in accordance with U.S. GAAP.

Impairment of Investment Properties

        The Company assesses the carrying values of its respective long-lived assets classified as held and used whenever events or changes in circumstances indicate that the carrying amounts of these assets

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(2) Summary of Significant Accounting Policies (Continued)

may not be fully recoverable. Recoverability of the assets is measured by comparison of the carrying amount of the asset to the estimated future undiscounted cash flows. In order to review its assets for recoverability, the Company considers current market conditions, as well as its intent with respect to holding or disposing of the asset. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third party appraisals, where considered necessary (Level 3 inputs). If the Company's analysis indicates that the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, the Company recognizes an impairment charge for the amount by which the carrying value exceeds the current estimated fair value of the real estate property.

        The Company estimates the future undiscounted cash flows based on the estimated future net rental income from operating the property and termination value.

        The use of projected future cash flows is based on assumptions that are consistent with our estimates of future expectations and the strategic plan the Company uses to manage its underlying business. However assumptions and estimates about future cash flows, including comparable sales values, discount rates, capitalization rates, revenue and expense growth rates and lease-up assumptions which impact the discounted cash flow approach to determining value are complex and subjective. Changes in economic and operating conditions and the Company's ultimate investment intent that occur subsequent to the impairment analysis could impact these assumptions and result in future impairment charges of the real estate properties.

        The Company assesses the carrying value for all properties classified as held for sale for possible impairment. If the fair value less selling costs is less than the current carrying value, the Company recognizes an impairment charge for the amount by which the carrying value exceeds the fair value less selling costs.

        During the years ended December 31, 2013, 2012 and 2011, the Company incurred no impairment charges for any investment property classified as held and used or held for sale.

Impairment of Marketable Securities

        The Company assesses the investments in marketable securities for impairment. A decline in the market value of any available-for-sale or held-to-maturity security below cost, that is deemed to be other-than-temporary will result in an impairment to reduce the carrying amount to fair value using Level 1 and 2 inputs (note 7). The impairment will be charged to earnings and a new cost basis for the security will be established. To determine whether impairment is other-than-temporary, the Company considers whether they have the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year-end, forecasted performance of the investee, and the general market condition in the geographic area or industry the investee operates in. The Company considers the following factors in evaluating our securities for impairments that are other than temporary:

  •
  declines in the REIT and overall stock market relative to our security positions; and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(2) Summary of Significant Accounting Policies (Continued)

  •
  the estimated net asset value ("NAV") of the companies it invests in relative to their current market prices;

  •
  future growth prospects and outlook for companies using analyst reports and company guidance, including dividend coverage, NAV estimates and growth in "funds from operations," or "FFO;" and duration of the decline in the value of the securities.

        During the years ended December 31, 2013, 2012 and 2011, the Company incurred no other-than-temporary impairment charges.

Redeemable Noncontrolling Interests

        Certain of the Company's consolidated joint ventures have issued units to noncontrolling interest holders that are redeemable at the noncontrolling interest holder's option for cash or for shares of the Company's common stock at the Company's option. If the noncontrolling interest holder seeks redemption of its units for the Company's shares, the joint ventures may redeem the units through issuance of common shares by the Company on a one-for-one basis or through cash settlement at the redemption price. The redemption is at the option of the holder after passage of time or upon the occurrence of an event that is not solely within the control of the joint ventures. Because redemption of the noncontrolling interests is outside of the applicable joint venture's control, the interests are presented on the consolidated balance sheets outside of permanent equity as redeemable noncontrolling interests. None of the noncontrolling interests are currently redeemable, but it is probable that the noncontrolling interests will become redeemable. Based on such probability, the Company measures and records the noncontrolling interests at their maximum redemption amount at each balance sheet date. Any adjustments to the carrying amount of the redeemable noncontrolling interests for changes in the maximum redemption amount are recorded to additional paid in capital in the period of the change (see note 11).

        At issuance, the fair value of the redeemable noncontrolling interests were estimated by applying the income approach, which included significant inputs that are not observable (Level 3), including discount rates and redemption values.

REIT Status

        The Company has qualified and has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ended December 31, 2009. Because the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax on taxable income that is distributed to stockholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distributes at least 90% of its taxable income (subject to certain adjustments) to its stockholders. The Company will monitor the business and transactions that may potentially impact our REIT status. If the Company fails to qualify as a REIT in any taxable year, without the benefit of certain relief provisions, the Company will be subject to federal (including any applicable alternative minimum tax) and state income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(2) Summary of Significant Accounting Policies (Continued)

state and local taxes on its income, property or net worth and federal income and excise taxes on its undistributed income.

Derivatives

        The Company uses derivative instruments, such as interest rate swaps, primarily to manage exposure to interest rate risks inherent in variable rate debt. The Company may also enter into forward starting swaps or treasury lock agreements to set the effective interest rate on a planned fixed-rate financing. The Company's interest rate swaps involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. In a forward starting swap or treasury lock agreement that the Company cash settles in anticipation of a fixed rate financing or refinancing, the Company will receive or pay an amount equal to the present value of future cash flow payments based on the difference between the contract rate and market rate on the settlement date. The Company does not use derivatives for trading or speculative purposes and currently does not have any derivatives that are not designated as hedging instruments under the accounting requirements for derivatives and hedging.

(3) Acquisitions

        On March 22, 2013, the Company acquired a fee simple interest in a 12,480 square foot retail property known as Dollar General Store located in Samson, Alabama. The Company purchased this property from an unaffiliated third party for $1,516.

        On September 26, 2013, the Company acquired a fee simple interest in a 69,911 square foot retail property known as Copps Grocery Store located in Stevens Point, Wisconsin. The Company purchased this property from an unaffiliated third party for $15,228.

        On November 26, 2013, the Company acquired a fee simple interest in a 64,216 square foot building that relates to the University Town Center Phase II located in Norman, Oklahoma. The Company purchased this property from an unaffiliated third party for $9,715. This property is an additional phase of a property that the Company purchased on November 2, 2012. Given the proximity, the 2012 acquisition and the 2013 acquisition are evaluated by management as a single property.

        The following table presents certain additional information regarding the Company's acquisitions during the year ended December 31, 2013. The amounts recognized for major assets acquired and liabilities assumed as of the acquisition date:

Property Name	Land	Building and Improvements	Acquired Lease Intangibles	Acquired Below Market Lease Intangibles	Deferred Investment Property Acquisition Obligations (note 16)
Dollar General Store	$269	$1,069	$178	$—	$—
Copps Grocery Store	1,378	11,507	2,343	—	—
University Town Center Phase II	1,580	6,615	1,520	—	—

Total	$3,227	$19,191	$4,041	$—	$—

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(3) Acquisitions (Continued)

        During the year ended December 31, 2013, the Company acquired through its wholly owned subsidiaries, the properties listed above for an aggregate purchase price of $26,459. The Company financed these acquisitions from cash flow from operations, proceeds from our DRP and through the borrowing of $8,375.

        The Company incurred $619, $5,019 and $2,648 for the years ended December 31, 2013, 2012 and 2011, respectively, of acquisition, dead deal and transaction related costs that were recorded in acquisition related costs in the consolidated statements of operations and other comprehensive income and relate to both closed and potential transactions. These costs include third party due diligence costs such as appraisals, environmental studies, and legal fees as well as time and travel expense reimbursements to the Sponsor and its affiliates. The Company does not pay acquisition fees to its Business Manager or its affiliates.

        For the properties acquired during the year ended December 31, 2013, the Company recorded revenue of $599 and property net income of $114 not including expensed acquisition related costs.

        The following table presents certain additional information regarding the Company's acquisitions during the year ended December 31, 2012. The amounts recognized for major assets acquired and liabilities assumed as of the acquisition date:

Property Name	Land	Building and Improvements	Acquired Lease Intangibles	Acquired Below Market Lease Intangibles	Deferred Investment Property Acquisition Obligations (note 16)
Dollar General Market	$793	$2,170	$627	$—	$—
Hamilton Crossing	2,825	24,287	3,975	—	989
Dollar General—Buffalo	240	977	133	—	—
Shoppes at Branson Hills(1)	8,247	27,366	7,080	3,424	857
Shoppes at Hawk Ridge	2,709	5,416	1,691	19	—
Bayonne Crossing	20,911	48,066	8,916	3,212	6,806
Eastside Junction	1,856	8,805	1,059	483	—
Shops at Julington Creek	2,247	5,578	685	11	985
Dollar General Store—Lillian	318	575	132	—	—
Dollar General Market—Slocomb	608	1,898	333	—	—
Dollar General Store—Clanton	389	656	171	—	—
Bank Branch Portfolio—9 properties	6,433	9,256	2,947	—	—
Dollar General Store—Marbury	231	685	139	—	—
Dollar General Store—Gilbertown	123	1,008	193	—	—
Elementis Worldwide Global HQ	1,089	12,327	4,209	—	—
One Webster	3,462	19,243	690	—	—
South Elgin Commons	3,771	18,684	3,196	664	—
Walgreens NE Portfolio—9 properties(2)	21,650	41,771	8,120	1,060	—

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(3) Acquisitions (Continued)

Property Name	Land	Building and Improvements	Acquired Lease Intangibles	Acquired Below Market Lease Intangibles	Deferred Investment Property Acquisition Obligations (note 16)
Saxon Crossing	3,455	14,555	2,743	23	—
Dollar General Store—Enterprise	220	768	161	—	—
Dollar General Store—Odenville	197	613	124	—	—
Siemens Gas Turbine Service Division	2,786	13,837	1,089	—	—
Virginia Convenience Store Portfolio—5 Properties	5,477	8,610	1,613	—	—
FedEx Distribution Centers	5,820	30,518	2,962	—	—
BJ's at Richie Station	4,486	24,827	3,087	—	—
Dollar General Market—Candler	398	2,497	405	—	—
Shops at Moore	6,674	28,206	5,091	1,477	—
Kohl's—Cumming(3)	2,750	5,478	273	—	—
Shoppes at Branson Hills(1)	2,552	9,067	1,132	157	—
Dollar General Market—Vienna	635	1,883	313	—	—
Centre Point Commons	2,842	21,938	3,632	2,835	—
Dollar General Portfolio—15 properties	2,201	12,851	3,022	—	—
Lake City Commons II	511	2,130	269	28	—
Pathmark Portfolio—3 properties	5,538	35,456	8,179	408	—
Schnucks Portfolio—3 properties	4,446	15,938	2,240	—	—
Dollar General Store—Anson	109	816	181	—	—
Dollar General Store—East Bernard	76	799	174	—	—
City Center(4)	11,617	136,439	19,231	1,860	19,508
Miramar Square	14,940	34,784	8,716	1,169	—
Crossing at Killingly Commons(5)	15,281	39,212	7,408	2,200	5,093
Wheatland Town Center	3,684	32,973	4,152	2,789	10,647
Dollar General Market—Resaca	634	2,203	433	—	—
Dollar General Store—Hertford	193	1,077	151	—	—
Landings at Ocean Isle Beach	2,587	5,497	2,165	—	—
The Corner	3,521	20,429	5,198	—	3,681
University Town Center Phase II	3,995	21,027	3,004	3,558	2,205
Dollar General Store—Remlap	124	682	136	—	—
Dollar General Market—Canton	629	2,329	403	—	—
Hasbro Office Building	3,400	21,635	4,773	—	—
Cannery Corner	3,322	10,557	3,628	—	—
Centennial Center(6)	9,824	111,444	15,884	5,910	2,883
Centennial Gateway(6)	6,758	39,834	5,858	376	3,322
Eastern Beltway(6)	5,467	52,095	6,938	2,642	—

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(3) Acquisitions (Continued)

Property Name	Land	Building and Improvements	Acquired Lease Intangibles	Acquired Below Market Lease Intangibles	Deferred Investment Property Acquisition Obligations (note 16)
Eastgate(6)	3,794	19,775	3,279	293	—
Lowe's Plaza	1,805	3,103	1,125	—	1,014

Total	$220,650	$1,014,650	$173,468	$34,598	$57,990

(1)
The Company closed on different buildings on March 9, 2012 and August 15, 2012 but this is considered one property.

(2)
The Company assumed mortgages payable and an interest rate swap agreement associated with the acquisition of these properties (note 10).

(3)
This acquisition includes the issuance of redeemable noncontrolling interests in a consolidated joint venture (note 11) to the seller with a fair value of $1,416 as of the acquisition date.

(4)
This acquisition includes the issuance of redeemable noncontrolling interests in a consolidated joint venture (note 11) to the seller with a fair value of $6,092 as of the acquisition date. Additionally at the time of acquisition, the Company received a $10,000 note receivable, and subsequently increased to $11,000, from the redeemable noncontrolling interest holder at an interest rate of 6.00% per annum that matured on May 31, 2013 and has been repaid. The redeemable noncontrolling interest holder has pledged its redeemable noncontrolling interests as collateral to this note receivable.

(5)
This acquisition includes the issuance of redeemable noncontrolling interests in a consolidated joint venture (note 11) to the seller with a fair value of $9,608 as of the acquisition date and assumed a mortgage payable (note 10).

(6)
The acquisition of this portfolio of properties includes the issuance of redeemable noncontrolling interests in a consolidated joint venture (note 11) to the seller with a fair value of $30,000 as of the acquisition date.

        During the year ended December 31, 2012, the Company acquired through its wholly owned subsidiaries, the properties listed above for an aggregate purchase price of $1,314,075. The Company financed these acquisitions with net proceeds from the "best efforts" offering, proceeds from our DRP and through the borrowing of $624,340, debt assumption of $92,195 secured by first mortgages on the properties and borrowing $73,500 on the line of credit.

        The following condensed pro forma consolidated financial statements for the year ended December 31, 2012 include pro forma adjustments related to the acquisitions and financings during 2012 considered material to the consolidated financial statements which were Palm Coast Landing, Bayonne Crossing, Shoppes at Branson Hills, Walgreens NE Portfolio, Saxon Crossing, South Elgin Commons, FedEx Distribution Centers, BJ's at Richie Station, Shops at Moore, Centre Point Commons, Pathmark Portfolio, City Center, Miramar Square, Crossings at Killingly Commons, The Corner, University Town Center Phase II, Cannery Corner, Centennial Center, Centennial Gateway,

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(3) Acquisitions (Continued)

Eastern Beltway, Eastgate and Lowe's Plaza, which are presented assuming the acquisitions had been consummated as of January 1, 2011. Acquisitions for the year ended December 31, 2013 were not considered material.

        On a pro forma basis, the Company assumes the common shares outstanding as of December 31, 2012 were outstanding as of January 1, 2011. The following condensed pro forma financial information has not been adjusted for discontinued operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the 2012 acquisitions had been consummated as of January 1, 2011, nor does it purport to represent the results of operations for future periods.

	For the year ended December 31, 2012
	Historical	Pro Forma Adjustments (unaudited)	As Adjusted (unaudited)
Total income	$134,335	$56,664	$190,999
Net income (loss) attributable to common stockholders	$2,616	$(5,306)	$(2,690)

Net income (loss) attributable to common stockholders per common share, basic and diluted	$0.03		$(0.02)

Weighted average number of common shares outstanding, basic and diluted	91,146,154		114,727,439

(4) Discontinued Operations and Investment Properties Held for Sale

        On December 16, 2013, the Company entered into the Purchase and Sale Agreements, providing for the sale of the Net Leased Properties in an all-cash transaction with a gross sales price of approximately $503,013. The transaction is expected to close in three tranches during the first and second quarters of 2014. The Tranche I Closing was competed on January 31, 2014, and the second and third tranches are expected to close by the end of April 2014. Each closing is subject to customary approvals and the completion of certain closing conditions, and it is possible that the timing of the closings may be delayed. The Net Leased Properties qualified for held for sale accounting treatment upon meeting all applicable GAAP criteria on December 16, 2013, at which time depreciation and amortization was suspended. The assets and liabilities associated with these properties are separately classified as held for sale in the consolidated balance sheets as of December 31, 2013. All periods presented on the consolidated balance sheets and consolidated statements of operations and other comprehensive income have been adjusted to conform to the current year presentation. Properties relating to the Merger Agreement were classified as held and used as of December 31, 2013.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(4) Discontinued Operations and Investment Properties Held for Sale (Continued)

        The following table presents the assets and liabilities associated with the held for sale properties:

	December 31,
	2013	2012
Assets
Investment properties:
Land	$89,365	$89,096
Building and improvements	315,958	314,805

Total	405,323	403,901
Less accumulated depreciation	(20,555)	(8,709)

Net investment properties	384,768	395,192
Restricted cash and escrows	1,939	2,114
Accounts and rents receivable, net	4,199	1,998
Acquired lease intangibles, net	60,504	64,989
Deferred costs, net	2,570	2,890
Other assets	1,500	218

Total assets held for sale	$455,480	$467,401

Liabilities
Mortgages payable	$242,680	$242,680
Accounts payable and accrued expenses	1,012	846
Accrued real estate taxes payable	813	513
Other liabilities	10,166	13,559
Acquired below market lease intangibles, net	1,358	1,431

Total liabilities held for sale	$256,029	$259,029

        The Company will have no continuing involvement with any of its disposed properties subsequent to their disposal. The Company did not record any gain or loss associated with the sale of these properties during the year ended December 31, 2013. Any gain will be recorded once each tranche is closed. The Company did not dispose of or enter into any binding agreements to sell any other properties during the years ended December 31, 2012 and 2011.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(4) Discontinued Operations and Investment Properties Held for Sale (Continued)

        The results of operations for the investment properties that are accounted for as discontinued operations are presented for each of the years ended December 31, 2013, 2012 and 2011in the table below:

	Year Ended December 31,
	2013	2012	2011
Income:
Rental income	$35,587	$19,129	$7,253
Tenant recovery income	1,640	876	38
Other property income	118	116	78

Total income	37,345	20,121	7,369
Expenses:
Property operating expenses	2,003	1,002	287
Real estate taxes	1,366	669	38
Depreciation and amortization	15,674	8,406	3,267

Total expenses	19,043	10,077	3,592

Operating income	18,302	10,044	3,777
Interest, dividend and other income	1	—	—
Interest expense	(10,664)	(5,931)	(2,403)

Income from discontinued operations	7,639	4,113	1,374
Redeemable noncontrolling interests associated with discontinued operations	(71)	(27)	—

Net income from discontinued operations attributable to common stockholders	$7,568	$4,086	$1,374

(5) Operating Leases

        Minimum lease payments to be received under operating leases including ground leases and excluding leases relating to discontinued operations and multi-family units (lease terms of twelve-months or less) as of December 31, 2013 for the years indicated, assuming no expiring leases are renewed, are as follows:

Minimum Lease Payments
2014	$133,811
2015	129,558
2016	123,110
2017	111,911
2018	90,462
Thereafter	584,711

Total	$1,173,563

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(5) Operating Leases (Continued)

        The remaining lease terms range from less than one year to 72 years. Most of the revenue from the Company's properties consists of rents received under long-term operating leases. Some leases require the tenant to pay fixed base rent paid monthly in advance, and to reimburse the Company for the tenant's pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the Company and recoverable under the terms of the lease. Under these leases, the Company pays all expenses and is reimbursed by the tenant for the tenant's pro rata share of recoverable expenses paid. Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed base rent as well as all costs and expenses associated with occupancy. Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations and other comprehensive income. Under leases where all expenses are paid by the Company, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the consolidated statements of operations and other comprehensive income.

(6) Unconsolidated Entities

        The Company is a member of a limited liability company formed as an insurance association captive (the "Insurance Captive"), which is owned in equal proportions by the Company and three related parties, Inland Real Estate Corporation, Inland American Real Estate Trust, Inc. and Inland Real Estate Income Trust, Inc. and a third party, Retail Properties of America, Inc. and is serviced by an affiliate of the Business Manager, Inland Risk and Insurance Management Services Inc. The Insurance Captive was formed to initially insure/reimburse the members' deductible obligations for the first $100 of property insurance and $100 of general liability insurance. The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program. This entity is considered to be a variable interest entity (VIE) as defined in U.S. GAAP and the Company is not considered to be the primary beneficiary. Therefore, this investment is accounted for utilizing the equity method of accounting. The Company's risk of loss is limited to its investment and it is not required to fund additional capital to the entity.

		Ownership % at		Investment at
Joint Venture	Description	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Oak Property & Casualty LLC	Insurance Captive	20%	25%	$484	$248

        The Company's share of net income from its investment in the unconsolidated entity is based on the ratio of each member's premium contribution to the venture. The Company was allocated income of $260, $17 and $105 for the years ended December 31, 2013, 2012 and 2011, respectively.

        On May 28, 2009, the Company purchased 1,000 shares of common stock in the Inland Real Estate Group of Companies for $1, which are accounted for under the cost method and included in investment in unconsolidated entities on the consolidated balance sheets.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(7) Investment in Marketable Securities

        Investment in marketable securities of $34,070 and $40,941 at December 31, 2013 and 2012, respectively, consists of primarily preferred and common stock and corporate bond investments in other publicly traded REITs which are classified as available-for-sale securities and recorded at fair value. The cost basis of the Company's investment in marketable securities was $33,492 and $37,943 at December 31, 2013 and 2012, respectively.

        Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized. The Company has recorded an accumulated net unrealized gain of $578 and $2,999 on the consolidated balance sheets as of December 31, 2013 and 2012, respectively. The Company had net unrealized (losses) gains of $(2,421), $3,469 and $(634) for the years ended December 31, 2013, 2012 and 2011, respectively. These unrealized (losses) and gains have been recorded as other comprehensive income in the consolidated statements of operations and other comprehensive income.

        Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis or first-in, first-out basis. The Company had realized gains of $641, $26 and $365 for the years ended December 31, 2013, 2012 and 2011, respectively. These gains have been recorded as realized gain on sale of marketable securities in the consolidated statements of operations and other comprehensive income.

        The Company's policy for assessing recoverability of its available-for-sale securities is to record a charge against net earnings when the Company determines that a decline in the fair value of a security drops below the cost basis and believes that decline to be other-than-temporary, which includes determining whether for marketable securities: (1) the Company intends to sell the marketable security, and (2) it is more likely than not that the Company will be required to sell the marketable security before its anticipated recovery.

(8) Fair Value of Financial Instruments

        The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts reflected in the consolidated balance sheets for cash and cash equivalents, restricted cash and escrows, accounts and rents receivable, accounts payable and accrued expenses, accrued real estate taxes payable and due to related parties approximates their fair values at December 31, 2013 and 2012 due to the short maturity of these instruments.

        All financial assets and liabilities are recognized or disclosed at fair value using a fair value hierarchy as described in note 2—"Fair Value Measurements."

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(8) Fair Value of Financial Instruments (Continued)

        The following table presents the Company's assets and liabilities, measured at fair value on a recurring basis, and related valuation inputs within the fair value hierarchy utilized to measure fair value as of December 31, 2013 and 2012:

	Level 1	Level 2	Level 3	Total
December 31, 2013
Asset—investment in marketable securities	$24,871	$9,199	$—	$34,070
Asset—interest rate swap	$—	$2,379	$—	$2,379
Liability—interest rate swap	$—	$4,127	$—	$4,127
December 31, 2012
Asset—investment in marketable securities	$31,231	$9,710	$—	$40,941
Liability—interest rate swap	$—	$8,078	$—	$8,078

        The valuation techniques used to measure fair value of the investment in marketable securities above was quoted prices from national stock exchanges and quoted prices from third party brokers for similar assets (note 7). The Company performs certain validation procedures such as verifying changes in security prices from one period to the next and verifying ending security prices on a test basis.

        The valuation techniques used to measure the fair value of the interest rate swaps above in which the counterparties have high credit ratings, were derived from pricing models provided by a third party, such as discounted cash flow techniques, with all significant inputs derived from or corroborated by observable market data. The Company verifies the ending values provided by the third party to the values received on the counterparties' statements for reasonableness. The Company's discounted cash flow techniques use observable market inputs, such as LIBOR-based yield curves.

        The Company estimates the fair value of its total debt by discounting the future cash flows of each instrument at rates currently offered for similar debt instruments of comparable maturities by the Company's lenders using Level 3 inputs. The carrying value of the Company's mortgage debt (including mortgage debt classified as held for sale) was $1,185,433 and $1,158,051 at December 31, 2013 and 2012, respectively, and its estimated fair value was $1,211,250 and $1,189,621 as of December 31, 2013 and 2012, respectively. The Company's carrying amount of variable rate borrowings on the credit facility and securities margin payable approximates their fair values at December 31, 2013 and 2012.

(9) Transactions with Related Parties

        The Company has an investment in an insurance captive entity with other REITs sponsored by our Sponsor and a third party. The entity is included in the Company's disclosure of Unconsolidated Entities (note 6) and is included in investment in unconsolidated entities on the consolidated balance sheets.

        As of December 31, 2013 and 2012, the Company owed a total of $2,074 and $2,532, respectively, to our Sponsor and its affiliates related to advances used to pay administrative and offering costs and certain accrued expenses which are included in due to related parties on the consolidated balance sheets. These amounts represent non-interest bearing advances by the Sponsor and its affiliates and accrued business management fees, which the Company intends to repay.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(9) Transactions with Related Parties (Continued)

        At December 31, 2013 and 2012, the Company held $789 and $629, respectively, in shares of common stock in Inland Real Estate Corporation, which are classified as available-for-sale securities and recorded at fair value.

        The Company has 1,000 shares of common stock in the Inland Real Estate Group of Companies with a recorded value of $1 at December 31, 2013 and 2012, which are accounted for under the cost method and included in investment in unconsolidated entities on the consolidated balance sheets.

        The following table summarizes the Company's related party transactions for the years ended December 31, 2013, 2012 and 2011.

		For the Year Ended December 31,			Unpaid Amounts as of
		2013	2012	2011	December 31, 2013	December 31, 2012
General and administrative:
General and administrative reimbursement	(a)	$1,259	$1,101	$793	$292	$335
Loan servicing	(b)	306	185	98	—	—
Discount on shares issued to affiliates	(c)	—	294	55	—	—
Investment advisor fee	(d)	291	270	106	25	26

Total general and administrative to related parties		$1,856	$1,850	$1,052	$317	$361

Offering costs	(e)(f)	$—	$51,745	$30,179	$—	$123
Acquisition related costs	(g)	288	2,048	961	—	348
Real estate management fees	(h)	9,165	5,601	3,124	—	—
Business management fee	(i)	14,666	1,500	1,000	1,757	975
Loan placement fees	(j)	65	1,109	418	—	—
Cost reimbursement	(k)	47	—	75	—	—
Sponsor noninterest bearing advances	(l)	—	—	(1,500)	—	724
Sponsor contributions to pay dividends	(l)	—	—	1,500	—	—

(a)
The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company's administration. Such costs are included in general and administrative expenses in the consolidated statements of operations and other comprehensive income.

(b)
A related party of the Business Manager provides loan servicing to the Company for an annual fee equal to .03% of the first $1,000,000 of serviced loans and ..01% for serviced loans over $1,000,000. These loan servicing fees are paid monthly and are included in general and administrative expenses in the consolidated statements of operations and other comprehensive income.

(c)
The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at $9.00 per share. The Company sold 0, 294,331 and 55,203 shares to related parties for the years ended December 31, 2013, 2012 and 2011, respectively.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(9) Transactions with Related Parties (Continued)

(d)
The Company pays a related party of the Business Manager to purchase and monitor its investment in marketable securities.

(e)
A related party of the Business Manager received selling commissions equal to 7.5% of the sale price for each share sold and a marketing contribution equal to 2.5% of the gross offering proceeds from shares sold, the majority of which were reallowed (paid) to third party soliciting dealers. The Company also reimbursed a related party of the Business Manager and the soliciting dealers for bona fide, out-of-pocket itemized and detailed due diligence expenses in amounts up to 0.5% of the gross offering proceeds. In addition, the Sponsor, its affiliates and third parties were reimbursed for any issuer costs that they paid on the Company's behalf, including any bona fide out-of-pocket, itemized and detailed due diligence expenses not reimbursed from amounts paid or reallowed (paid) as a marketing contribution, in an amount that did not exceed 1.5% of the gross offering proceeds. The Company did not pay selling commissions or the marketing contribution or reimburse issuer costs in connection with shares of common stock issued through the distribution reinvestment plan. Such costs were offset against the stockholders' equity accounts.

(f)
The majority of the offering costs were reallowed (paid) to third party soliciting dealers. Pursuant to the terms of the "best efforts" offering, issuer costs were not permitted to exceed 1.5% of the gross offering proceeds over the life of the "best efforts" offering. These costs did not exceed these limitations upon completion of the "best efforts" offering.

(g)
The Business Manager and its related parties are reimbursed for acquisition, dead deal and transaction related costs of the Business Manager and its related parties relating to the Company's acquisition of real estate assets. These costs relate to both closed and potential transactions and include customary due diligence costs including time and travel expense reimbursements. Such costs are included in acquisition related costs in the consolidated statements of operations and other comprehensive income. The Company does not pay acquisition fees to its Business Manager or its affiliates.

(h)
The real estate managers, entities owned principally by individuals who are related parties of the Business Manager, receive monthly real estate management fees up to 4.5% of gross operating income (as defined), for management and leasing services. Such costs are included in property operating expenses in the consolidated statements of operations and other comprehensive income. In addition to these fees, the real estate managers receive reimbursements of payroll costs for property level employees. The Company reimbursed or will reimburse the real estate managers and other affiliates $2,254, $1,458 and $827 for the years ended December 31, 2013, 2012 and 2011, respectively.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(9) Transactions with Related Parties (Continued)

(i)
Subject to satisfying the criteria described below, the Company pays the Business Manager a quarterly business management fee equal to a percentage of the Company's "average invested assets" (as defined in the business management agreement), calculated as follows:

(1)
if the Company has declared distributions during the prior calendar quarter just ended, in an amount equal to or greater than an average 7% annualized distribution rate (assuming a share was purchased for $10.00), it will pay a fee equal to 0.1875% of its "average invested assets" for that prior calendar quarter;

(2)
if the Company has declared distributions during the prior calendar quarter just ended, in an amount equal to or greater than an average 6% annualized distribution rate but less than 7% annualized distribution rate (assuming a share was purchased for $10.00), it will pay a fee equal to 0.1625% of its "average invested assets" for that prior calendar quarter;

(3)
if the Company has declared distributions during the prior calendar quarter just ended, in an amount equal to or greater than an average 5% annualized distribution rate but less than 6% annualized distribution rate (assuming a share was purchased for $10.00), it will pay a fee equal to 0.125% of its "average invested assets" for that prior calendar quarter; or

(4)
if the Company does not satisfy the criteria in (1), (2) or (3) above in a particular calendar quarter just ended, it will not, except as set forth below, pay a business management fee for that prior calendar quarter.

(5)
Assuming that (1), (2) or (3) above is satisfied, the Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount that may be paid. If the Business Manager decides to accept less in any particular quarter, the excess amount that is not paid may, in the Business Manager's sole discretion, be waived permanently or deferred, without interest, to be paid at a later point in time. This obligation to pay the deferred fee terminates if the Company acquires the Business Manager. For the years ended December 31, 2013, 2012 and 2011, the Business Manager was entitled to a business management fee in the amount equal to $14,830, $9,195 and $4,807, respectively of which $164, $7,695 and $3,807, respectively was permanently waived.

Separate and distinct from any business management fee, the Company will also reimburse the Business Manager, the Real Estate Managers and their affiliates for certain expenses that they, or any related party including the Sponsor, pay or incur on its behalf including the salaries and benefits of persons employed except that the Company will not reimburse either our Business Manager or Real Estate Managers for any compensation paid to individuals who also serve as the Company's executive officers, or the executive officers of the Business Manager, the Real Estate Managers or their affiliates; provided that, for these purposes, the secretaries will not be considered "executive officers." These costs were recorded in general and administrative expenses in the consolidated statements of operations and other comprehensive income.

(j)
The Company pays a related party of the Business Manager 0.2% of the principal amount of each loan it places for the Company. Such costs are capitalized as loan fees and amortized over the respective loan term.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(9) Transactions with Related Parties (Continued)

(k)
The Company reimburses a related party of the Business Manager for costs incurred for construction oversight provided to the Company relating to its development project. These reimbursements are paid monthly during the development period. These costs are capitalized and are included in construction in progress on the consolidated balance sheet.

(l)
As of December 31, 2012, the Company owed $724 to our Sponsor related to advances used to pay administrative and offering costs prior to the commencement of the "best efforts" offering. These amounts are included in due to related parties on the consolidated balance sheets and has been subsequently paid.

        The Company may pay additional types of compensation to affiliates of the Sponsor in the future, including the Business Manager and our Real Estate Managers and their respective affiliates; however, we did not pay any other types of compensation for the years ended December 31, 2013, 2012 and 2011.

(10) Mortgages, Credit Facility, and Securities Margins Payable

        The following table shows the scheduled maturities and required principal payments of the Company's mortgages payable and Credit Facility including liabilities related to investment properties

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(10) Mortgages, Credit Facility, and Securities Margins Payable (Continued)

held for sale as of December 31, 2013, for each of the next five years and thereafter, including the effects of interest rate swaps:

	2014(d)	2015	2016	2017	2018	Thereafter	Total
Fixed rate debt:
Mortgages payable(a)	$7,638	$96,016	$48,806	$97,715	$125,131	$624,513	$999,819

Total fixed rate debt	7,638	96,016	48,806	97,715	125,131	624,513	999,819

Variable rate debt:
Mortgages payable(a)	—	50,140	2,233	23,077	5,180	103,807	184,437
Credit Facility	—	52,500	—	—	—	—	52,500

Total variable debt	—	102,640	2,233	23,077	5,180	103,807	236,937

Total debt(b)	$7,638	$198,656	$51,039	$120,792	$130,311	$728,320	$1,236,756

Mortgages payable related to investment properties held for sale(c)	$341	$10,090	$1,002	$21,596	$47,205	$162,447	$242,681
Weighted average interest rate on debt:
Fixed rate debt	5.84%	5.26%	4.84%	4.47%	5.23%	4.52%	4.70%
Variable rate debt	—	2.03%	2.66%	2.59%	2.52%	2.55%	2.33%

Total	5.84%	3.59%	4.75%	4.11%	5.12%	4.24%	4.25%

Weighted average interest rate on mortgages payable related to investment properties held for sale(c)	5.17%	5.02%	5.15%	4.15%	5.16%	4.45%	4.59%

(a)
Excludes net mortgage premiums of $1,176, associated with debt assumed at acquisition, net of accumulated amortization as of December 31, 2013.

(b)
Excludes securities margin payable of $10,341 which is due upon the sale of marketable securities, and currently has an interest rate of 0.51% per annum, as of December 31, 2013.

(c)
As part of the Tranche I Closing of the Net Lease Properties on January 31, 2014, the Company repaid mortgage debt with a principal balance of $74,964 and a weighted average interest rate of 4.25% as of December 31, 2013. Some of the proceeds were used to subsequently repay the outstanding balance on the Credit Facility.

(d)
On March 10, 2014, the Company repaid the outstanding mortgage loan balance of $6,720 secured by Publix Shopping Center property located in St. Cloud, Florida.

        The principal amount of our mortgage loans outstanding as of December 31, 2013 and 2012 was $1,184,256 and $1,156,582, respectively, and had a weighted average stated interest rate of 4.30% and 4.32% per annum, respectively, which includes effects of interest rate swaps. All of the Company's mortgage loans are secured by first mortgages on the real estate assets.

        On February 20, 2013, the Company entered into a $14,750 loan secured by a first mortgage on The Corner located in Tucson, Arizona. This loan bears interest at a fixed rate equal to 4.10% per annum, and matures on March 1, 2023.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(10) Mortgages, Credit Facility, and Securities Margins Payable (Continued)

        On September 26, 2013, the Company entered into an $8,375 loan secured by a first mortgage on Copps Grocery Store located in Stevens Point, Wisconsin. This loan bears interest at a fixed rate equal to 3.95% per annum, and matures on September 26, 2018.

        The mortgage loans may require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations. As of December 31, 2013, all of the mortgages were current in payments and the Company was in compliance with such covenants.

        On November 1, 2012, the Company entered into an amended and restated credit agreement (as amended the "Credit Facility"), under which the Company may borrow, on an unsecured basis, up to $105,000. The Company has the right, provided that no default has occurred and is continuing, to increase the facility amount up to $200,000 with approval from the lending group. The obligations under the Credit Facility will mature on October 31, 2015, which may be extended to October 31, 2016 subject to satisfaction of certain conditions. The Company has the right to terminate the facility at any time, upon one business day notice and the repayment of all of its obligations thereunder. Borrowings under the Credit Facility bear interest at a base rate applicable to any particular borrowing (e.g., LIBOR) plus a graduated spread that varies with the Company's leverage ratio. The Company generally will be required to make monthly interest-only payments, except that we may be required to make partial principal payments in order to comply with certain debt covenants set forth in the Credit Facility. On December 31, 2013, the interest rate was 2.14% per annum. The Company is also required to pay, on a quarterly basis, an amount up to 0.35% per annum on the average daily unused funds remaining under the Credit Facility. The Credit Facility requires compliance with certain covenants which may restrict the availability of funds under the Credit Facility. Our performance of the obligations under the Credit Facility, including the payment of any outstanding indebtedness thereunder, is secured by a guaranty by certain of our subsidiaries owning unencumbered properties. The amount outstanding on the Credit Facility was $52,500 and $73,500 as of December 31, 2013 and 2012, respectively.

        The Company has purchased a portion of its marketable securities through margin accounts. As of December 31, 2013 and 2012, the Company had a payable of $10,341 and $17,872, respectively, for securities purchased on margin. The debt bears a variable interest rate. As of December 31, 2013 and December 31, 2012, the interest rate was 0.51% and 0.56% per annum, respectively. The securities margin payable is due upon the sale of any marketable securities.

Interest Rate Swap Agreements

        The Company entered into interest rate swaps to fix the floating LIBOR based debt under certain variable rate loans to a fixed rate to manage the risk exposed to interest rate fluctuations. The Company will generally match the maturity of the underlying variable rate debt with the maturity date on the interest swap.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(10) Mortgages, Credit Facility, and Securities Margins Payable (Continued)

        The following table summarizes the Company's interest rate swap contracts outstanding as of December 31, 2013:

Date Entered	Effective Date	Maturity Date	Pay Fixed Rate	Receive Floating Rate Index	Notional Amount	Fair Value as of December 31, 2013	Fair Value as of December 31, 2012
March 11, 2011(1)	April 5, 2011	November 5, 2015	5.01%	1 month LIBOR	$9,350	$(322)	$(489)
June 22, 2011	June 24, 2011	June 22, 2016	4.47%	1 month LIBOR	13,359	(457)	(678)
October 28, 2011	November 1, 2011	October 21, 2016	3.75%	1 month LIBOR	10,837	(240)	(387)
May 9, 2012	May 9, 2012	May 9, 2017	3.38%	1 month LIBOR	10,150	(66)	(211)
June 13, 2012(2)	June 10, 2011	December 10, 2018	5.17%	1 month LIBOR	49,391	(3,041)	(5,428)
July 24, 2012(1)	July 26, 2012	July 20, 2017	3.09%	1 month LIBOR	4,677	23	(44)
October 1, 2012	April 1, 2014	March 29, 2019	3.85%	1 month LIBOR	45,000	977	(315)
October 2, 2012	October 4, 2012	October 1, 2017	3.73%	1 month LIBOR	24,750	132	(299)
October 4, 2012(1)	October 4, 2012	October 3, 2019	3.15%	1 month LIBOR	10,808	402	(109)
December 20, 2012	December 20, 2012	December 20, 2017	3.36%	1 month LIBOR	9,900	87	(118)
February 14, 2013(1)(3)	February 14, 2013	December 31, 2022	4.25%	1 month LIBOR	14,900	757	—

				Total	$203,122	$(1,748)	$(8,078)

(1)
Interest rate swaps were settled as part of Tranche I Closing of the Net Lease Properties on January 31, 2014.

(2)
Assumed at the time of acquisition of Walgreens NE Portfolio with a then fair value of ($5,219).

(3)
On February 14, 2013, the Company entered into a floating-to-fixed interest rate swap agreement with a notional value of $14,900 and a maturity date of December 31, 2022 associated with the debt secured by a first mortgage on the Hasbro Office Building located in Providence, Rhode Island.

        The Company has documented and designated these interest rate swaps as cash flow hedges. Based on the assessment of effectiveness using statistical regression, the Company determined that the interest rate swaps are effective. Effectiveness testing of the hedge relationship and measurement to quantify ineffectiveness is performed each fiscal quarter using the hypothetical derivative method. As these interest rate swaps qualify as cash flow hedges, the Company adjusts the cash flow hedges on a quarterly basis to their fair values with corresponding offsets to accumulated other comprehensive income. The Company does not offset derivative liabilities with derivative assets relating to its cash flow hedges. The Company has recorded an accumulated net unrealized gain (loss) of $2,125 and $(3,282) on the consolidated balance sheet as of December 31, 2013 and 2012, respectively. The interest rate swaps have been and are expected to remain highly effective for the term of the hedge. Effective amounts are reclassified to interest expense as the related hedged expense is incurred. Any ineffectiveness on the hedges is reported in other income/expense. For the years ended December 31, 2013 and 2012, the Company had $58 and $(66), respectively of ineffectiveness on its cash flow hedges. Amounts related to the swaps expected to be reclassified from accumulated other comprehensive income to interest expense in the next twelve months total $2,239.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(10) Mortgages, Credit Facility, and Securities Margins Payable (Continued)

        The table below presents the fair value of the Company's cash flow hedges as well as their classification on the consolidated balance sheets as of December 31, 2013 and 2012.

	December 31, 2013		December 31, 2012
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as cash flow hedges:
Interest rate swaps(1)	Other liabilities	$(4,127)	Other liabilities	$(8,078)
Interest rate swaps(2)	Other assets	2,379	Other assets	—

(1)
Includes $(3,364) and $(6,055) relating to assets held for sale as of December 31, 2013 and 2012, respectively.

(2)
Includes $1,182 relating to assets held for sale as of December 31, 2013.

        The table below presents the effect of the Company's derivative financial instruments (including amounts related to discontinued operations) on the consolidated statements of operations and other comprehensive income for the years ended December 31, 2013, 2012 and 2011:

									Amount of Gain (Loss) Recognized in Income on Derivative (Ineffective Portion)
					Amount of (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)
	Amount of Gain (Loss) Recognized in OCI on Derivative (Effective Portion)			Location of (Loss) Reclassified from Accumulated OCI into Income (Effective Portion)
								Location of Gain(Loss) Recognized in Income on Derivative (Ineffective Portion)
Derivatives in Cash Flow Hedging Relationships
	2013	2012	2011		2013	2012	2011		2013	2012	2011

Interest rate swaps	$3,936	$(2,727)	$(1,581)	Interest Expense	$(1,471)	$(738)	$(288)	Other Expense	$58	$(66)	$—

(11) Redeemable Noncontrolling Interests

        Certain of the Company's consolidated joint ventures have issued units to noncontrolling interest holders that are redeemable at the noncontrolling interest holder's option for cash, or for shares of the Company's common stock at the Company's option. If the noncontrolling interest holder seeks redemption of its units for the Company's shares, the joint ventures may redeem the units through issuance of common stock by the Company on a one-for-one basis or through cash settlement at the redemption price. These redeemable noncontrolling interests will become redeemable at future dates generally no earlier than in 2015 but generally no later than 2022 based on certain redemption criteria. The redeemable noncontrolling interests are not mandatorily redeemable.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(11) Redeemable Noncontrolling Interests (Continued)

        The following table summarizes the redeemable noncontrolling interests as of December 31, 2013.

Joint Venture	Number of Redeemable Noncontrolling Interests Units Outstanding(1)	Redeemable Noncontrolling Interests at Issuance	Carrying Value of Redeemable Noncontrolling Interests	Preferred Return per Annum	Notes
Kohl's Cumming	141,602	$1,416	$1,416	5.00%	(2)(3)
City Center	2,656,450	26,565	26,758	4.00%	(3)(4)
Crossing at Killingly	960,802	9,608	9,776	3.50%	(3)(5)
Territory Portfolio	3,000,000	30,000	30,000	4.00%	(6)

Total	6,758,854	$67,589	$67,950

(1)
Redeemable noncontrolling interest units had a fair value of $10.00 each at the time of issuance.

(2)
As part of the Tranche I Closing of the Net Leased Properties on January 31, 2014, the Company's ownership interest in the Kohl's Cumming joint venture, a consolidated subsidiary, was sold and the redeemable noncontrolling interests was derecognized.

(3)
If the unit holder elects shares and the joint venture pays the redemption price in cash, the redemption value will be greater of i) $10.00 per unit, plus any accumulated, accrued and unpaid distributions to and including the date of redemption or ii) the Company's share price per share.

(4)
Preferred return started on June 7, 2013, upon fulfillment of the deferred investment property acquisition obligations.

(5)
Preferred return will increase to 5.50% per annum on October 3, 2015. The joint venture may issue up to an additional 298,121 redeemable noncontrolling interest units to settle its earnout liability included in the Company's investment property acquisition obligation on the consolidated balance sheet (note 16).

(6)
If the unit holder elects shares and the joint venture pays the redemption price in cash, the redemption value will be $10.00 per unit plus 50% of the excess of the Company's share price per share over $10.00 per unit.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(11) Redeemable Noncontrolling Interests (Continued)

        Below is a table reflecting the activity of the consolidated redeemable noncontrolling interests as of and for the years ended December 31, 2013.

	Redeemable Noncontrolling Interests
	2013	2012
Balance at beginning of period	$47,215	$—
Issuance of redeemable noncontrolling interests(1)	20,473	47,115
Net income attributable to redeemable noncontrolling interests	2,440	209
Payment of preferred return	(2,178)	(109)

Balance at close of period	$67,950	$47,215

(1)
On June 7, 2013, the Company issued 2,047,300 redeemable noncontrolling interest units to settle the earnout obligation related to the City Center joint venture.

(12) Accumulated Other Comprehensive Income (Loss)

        The following table indicates the changes and reclassifications affecting accumulated other comprehensive income (loss) by component for the year ended December 31, 2013.

	Gain (Loss) on Cash Flow Hedges		Unrealized Gains and (Losses) on Available-for-sale Securities	Total
Accumulated other comprehensive income (loss)—January 1, 2013	$(3,282)		$2,999	$(283)
Activity for current-period:
Other comprehensive income (loss) before reclassifications	3,936		(1,780)	2,156
Amounts reclassified from other comprehensive income (loss) into income	1,471	(1)	(641) (2)	830

Net current-period other comprehensive income (loss)	5,407		(2,421)	2,986

Accumulated other comprehensive income—December 31, 2013	$2,125		$578	$2,703

(1)
Included in interest expense on the consolidated statements of operations and other comprehensive income.

(2)
Included in realized gain on sale of marketable securities on the consolidated statements of operations and other comprehensive income.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(13) Income Taxes

        The Company had no uncertain tax positions as of December 31, 2013 and 2012. The Company expects no significant increases or decreases in uncertain tax positions due to changes in tax positions within one year of December 31, 2013. The Company has no interest or penalties relating to income taxes recognized in the consolidated statements of operations and other comprehensive income for the years ended December 31, 2013, 2012 and 2011. As of December 31, 2013, returns for the calendar years 2010, 2011 and 2012 remain subject to examination by the U.S. tax jurisdiction and various state and local tax returns remain subject to examination for the years 2009, 2010, 2011 and 2012 by the state and local tax jurisdictions.

(14) Distributions

        The Company has paid distributions based on daily record dates, payable monthly in arrears. The distributions that the Company has paid are equal to a daily amount equal to $0.00164384, which if paid each day for a 365-day period, would equal to $0.60 per share or a 6.0% annualized rate based on a purchase price of $10.00 per share. During for the years ended December 31, 2013, 2012 and 2011, the Company declared cash distributions, totaling $70,002, $54,687 and $25,263, respectively.

(15) Earnings (Loss) per Share

        Basic earnings (loss) per share ("EPS") are computed by dividing net (loss) income attributable to common stockholders by the weighted average number of common shares outstanding for the period (the "common shares"). Diluted EPS is computed by dividing net (loss) income attributable to common stockholders by the common shares plus potential common shares issuable upon exercising options or other contracts. As of December 31, 2013 and 2012, the Company's only potentially dilutive common share equivalents outstanding were the redeemable noncontrolling interests that could be converted to 6,758,854 and 4,721,554 common shares, respectively, at future dates. As of December 31, 2013, our consolidated joint venture may issue up to an additional 298,121 redeemable noncontrolling interest units to settle its earnout liability included in the Company's investment property acquisition obligation on the consolidated balance sheet (note 16). Such common share equivalents were excluded as they were antidilutive.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(16) Commitments and Contingencies

        Thirteen of the Company's properties have earnout components related to property acquisitions. The maximum potential earnout payment was $32,906 at December 31, 2013. The table below presents the change in the Company's earnout liability for the years ended December 31, 2013, 2012 and 2011.

	For the Year Ended December 31,
	2013	2012
Earnout liability—beginning of period, fair value	$70,580	$25,290
Increases:
Acquisitions	—	57,990
Amortization expense	2,230	2,477
Decreases:
Payments to settle earnouts	(18,513)	(16,026)
Payments to settle earnouts in units(1)	(20,473)	—
Partial repayment of note receivable in settlement of earnout	(1,676)	—
Other:
Fair value adjustment of earnout liability	(2,945)	849

Earnout liability—end of period, fair value	$29,203	$70,580

(1)
On June 7, 2013, the Company issued 2,047,300 redeemable noncontrolling interest units with a fair value of $20,473 to settle the earnout obligation related to the City Center joint venture.

        The Company has provided a partial guarantee on certain financial obligations of our subsidiaries with an outstanding principal balance of $284,482. As of December 31, 2013, these guarantees totaled to an aggregate recourse amount of $95,499.

        As of December 31, 2013, our consolidated joint ventures had $67,950 in redeemable noncontrolling interests that will become redeemable at future dates generally no earlier than in 2015 but generally no later than 2022 based on certain redemption criteria. The Kohl's Cumming redeemable noncontrolling interest units were transferred as part of Tranche I Closing of the Net Lease Properties on January 31, 2014. The redeemable noncontrolling interests are not mandatorily redeemable. At the noncontrolling interest holders' option, the Company may be required to pay cash, but if the noncontrolling interest holder elects to redeem its interest for the Company's stock, the Company at its option, may pay cash, issue common stock, or a mixture of both. See additional information relating to these redeemable noncontrolling interests in note 11.

        The Company may be subject, from time to time, to various legal proceedings and claims that arise in the ordinary course of business. While the resolution of these matters cannot be predicted with certainty, management believes, based on currently available information, that the final outcome of such matters will not have a material adverse effect on the consolidated financial statements of the Company.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(17) Segment Reporting

        The Company has one reportable segment as defined by U.S. GAAP for the years ended December 31, 2013 and 2012.

(18) Subsequent Events

        The Company has evaluated events and transactions that have occurred subsequent to December 31, 2013 for potential recognition and disclosure in these consolidated financial statements.

        The Company's board of directors declared distributions payable to stockholders of record each day beginning on the close of business on January 1, 2013 through the close of business on March 31, 2013. Distributions were declared in a daily amount equal to $0.00164384 per share, which if paid each day for a 365-year period, would equate to $0.60 or a 6.0% annualized rate based on a purchase price of $10.00 per share. Distributions were and will continue to be paid monthly in arrears, as follows:

  •
  In January 2014, total distributions declared for the month of December 2013 were paid cash in the amount equal to $6,009.

  •
  In February 2014, total distributions declared for the month of January 2014 were paid cash in the amount equal to $6,003.

  •
  In March 2014, total distributions declared for the month of February 2014 were paid cash in the amount equal to $5,422.

        On December 16, 2013, the Company entered into the Purchase and Sale Agreements with Realty Income. On January 31, 2014, the Company completed the Tranche I Closing, resulting in the sale to Realty Income of a total of 46 of the Net Lease Properties for an aggregate cash purchase price of approximately $201,955. See Note 1 to these consolidated financial statements.

        On February 9, 2014, the Company entered into the Merger Agreement with Kite and Merger Sub and the Master Agreement with the Business Manager. See Note 1 to these consolidated financial statements.

        On March 10, 2014, the Company repaid the outstanding mortgage loan balance of $6,720 secured by Publix Shopping Center property located in St. Cloud, Florida.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Dollar amounts in thousands, except per share data)

(19) Quarterly Supplemental Financial Information (unaudited)

        The following represents the results of operations, for each quarterly period, during 2013 and 2012.

	2013
	December 31	September 30	June 30	March 31
Total income as previously reported	$48,978	$55,376	$53,540	$56,487
Reclassified to discontinued operations(1)	—	(9,514)	(9,272)	(9,787)

Adjusted total income	$48,978	$45,862	$44,268	$46,700
Net income (loss) attributable to common stockholders	$768	$227	$(1,483)	$205
Net income (loss) attributable to common stockholders per common share, basic and diluted(2)	$0.01	$0.00	$(0.01)	$0.00
Weighted average number of common shares outstanding, basic and diluted(2)	117,895,702	117,107,314	116,255,280	115,380,042

	2012
	December 31	September 30	June 30	March 31
Total income as previously reported	$44,308	$35,794	$29,179	$24,205
Reclassified to discontinued operations(1)	(8,572)	(6,674)	(2,827)	(2,049)

Adjusted total income	$35,736	$29,120	$26,352	$22,156
Net (loss) income attributable to common stockholders	$(306)	$1,594	$990	$338
Net (loss) income attributable to common stockholders per common share, basic and diluted(2)	$0.00	$0.02	$0.01	$0.01
Weighted average number of common shares outstanding, basic and diluted(2)	114,436,422	104,419,606	81,159,713	64,164,709

(1)
Represents income that has been reclassified to discontinued operations since previously reported amounts in Form 10-Q or 10-K.

(2)
Quarterly income per common share amounts may not total the annual amounts due to rounding and the changes in the number of weighted common shares outstanding.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Schedule III

Real Estate and Accumulated Depreciation

December 31, 2013

(Dollars in thousands)

		Initial Cost(A)			Gross amount at which carried at end of period(B)
	Encumbrance	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(C)	Land and Improvements	Buildings and Improvements	Total(D)	Accumulated Depreciation(E)(F)	Date Constructed	Date of Acquisition
Retail
Merrimack Village Center	5,445	2,500	5,654	99	2,500	5,753	8,253	825	2007	2009
Merrimack, NH
Pleasant Hill Commons	6,800	5,000	5,200	47	5,000	5,247	10,247	783	2008	2010
Kissimmee, FL
Regal Court	23,900	6,500	31,306	278	6,500	31,584	38,084	4,308	2008	2010
Shreveport, LA
Draper Crossing	—	8,500	11,665	361	8,500	12,026	20,526	1,614	2001	2010
Draper, UT
Tradition Village Center	8,750	4,400	12,702	25	4,400	12,727	17,127	1,610	2006	2010
Port St. Lucie, FL
The Landing At Tradition	28,750	21,090	25,185	147	21,090	25,332	46,422	3,226	2007	2010
Port St. Lucie, FL
Temple Terrace	—	3,500	825	3,767	3,500	4,592	8,092	574	1969	2010
Temple Terrace, FL
Kohl's at Calvine Pointe	10,500	3,437	9,263	—	3,437	9,263	12,700	1,291	2007	2010
Elk Grove, CA
Lake City Commons	5,200	1,584	7,570	43	1,584	7,613	9,197	990	2008	2010
Lake City, FL
Publix Shopping Center	6,749	2,065	6,009	242	2,065	6,251	8,316	770	2003	2010
St. Cloud, FL
Kohl's Bend River Promenade	9,350	5,440	7,765	—	5,440	7,765	13,205	991	2009	2010
Bend, OR
Whispering Ridge	5,000	2,101	6,445	—	2,101	6,445	8,546	760	2008	2010
Omaha, NE
Bell Oaks Shopping Center	6,548	1,800	9,058	—	1,800	9,058	10,858	1,075	2008	2010
Newburgh, IN
Colonial Square Town Center	18,140	4,900	19,360	283	4,900	19,643	24,543	2,379	2010	2010
Fort Myers, FL
Shops At Village Walk	6,860	1,645	7,840	—	1,645	7,840	9,485	886	2009	2010
Fort Myers, FL
Lima Marketplace	8,383	4,765	12,452	1	4,765	12,454	17,219	1,381	2008	2010
Fort Wayne, IN
Dollar General—Ariton	391	35	704	—	35	704	739	78	2010	2010
Ariton, AL
Dollar General—Collins	465	142	720	—	142	720	862	76	2010	2010
Collins, GA
Dollar General—Decatur	450	171	676	—	171	676	847	75	2010	2010
Decatur, AL

		Initial Cost(A)			Gross amount at which carried at end of period(B)
	Encumbrance	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(C)	Land and Improvements	Buildings and Improvements	Total(D)	Accumulated Depreciation(E)(F)	Date Constructed	Date of Acquisition
Dollar General—Dublin	606	258	876	—	258	876	1,134	97	2010	2010
Dublin, GA
Dollar General—Duncanville	430	78	733	—	78	733	811	81	2010	2010
Duncanville, AL
Dollar General—Excel	455	49	810	—	49	810	859	85	2010	2010
Frisco City, AL
Dollar General—Lagrange	554	197	838	—	197	838	1,035	93	2011	2010
LaGrange, GA
Dollar General—Milledgeville	423	139	650	—	139	650	789	69	2010	2010
Milledgeville, GA
Dollar General—Uriah	391	19	727	—	19	727	746	77	2010	2010
Uriah, AL
Waxahachie Crossing	7,750	1,752	13,190	75	1,752	13,265	15,017	1,388	2010	2011
Waxahachie, TX
Village at Bay Park	9,183	5,068	8,956	45	5,068	9,002	14,070	954	2005	2011
Ashwaubenon, WI
Northcrest Shopping Center	15,780	3,907	26,974	—	3,907	26,974	30,881	2,689	2008	2011
Charlotte, NC
Prattville Town Center	15,930	2,463	23,553	—	2,463	23,553	26,016	2,351	2007	2011
Prattville, AL
Landstown Commons	50,140	9,751	68,167	394	9,751	68,561	78,312	6,673	2007	2011
Virginia Beach, VA
Silver Springs Pointe	8,800	3,032	12,126	—	3,032	12,126	15,158	1,230	2001	2011
Oklahoma City, OK
Copps Grocery Store	3,480	892	4,642	—	892	4,642	5,534	460	2000	2011
Neenah, WI
University Town Center (2 properties)	18,690	11,046	54,148	164	11,046	54,312	65,358	3,534	2009/2012/2013	2009/2012/2013
Norman, OK
Pick N Save Grocery Store	4,490	923	5,993	—	923	5,993	6,916	597	2009	2011
Burlington, WI
Walgreens—Lake Mary	5,080	1,743	7,031	—	1,743	7,031	8,774	670	2009	2011
Lake Mary, FL
Walgreens Plaza	4,650	1,031	7,320	—	1,031	7,320	8,351	701	2010	2011
Jacksonville, NC
Walgreens—Heritage Square	4,460	1,224	6,504	24	1,224	6,528	7,752	620	2010	2011
Conyers, GA
Perimeter Woods	33,330	9,010	44,081	33	9,010	44,114	53,124	4,007	2008	2011
Charlotte, NC
Draper Peaks	23,905	11,144	28,566	416	11,144	28,981	40,126	2,689	2007	2011
Draper, UT
Shoppes At Prairie Ridge	15,591	4,556	20,388	2	4,556	20,390	24,946	1,903	2009	2011
Pleasant Prairie, WI
Fairgrounds Crossing	13,453	6,163	14,356	84	6,163	14,440	20,603	1,352	2011	2011
Hot Springs, AR
Mullins Crossing	21,339	5,683	30,263	—	5,683	30,263	35,946	2,486	2005	2011
Evans, GA

		Initial Cost(A)			Gross amount at which carried at end of period(B)
	Encumbrance	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(C)	Land and Improvements	Buildings and Improvements	Total(D)	Accumulated Depreciation(E)(F)	Date Constructed	Date of Acquisition
Fox Point	10,837	3,502	11,581	20	3,502	11,601	15,103	988	2008	2011
Neenah, WI
Harvest Square	6,800	2,317	8,529	141	2,317	8,670	10,987	666	2008	2011
Harvest, AL
Palm Coast Landing	22,550	3,950	31,002	—	3,950	31,002	34,952	2,188	2010	2011
Palm Coast, FL
Dollar General—Sycamore	461	215	577	—	215	577	792	41	2011	2011
Sycamore, AL
Dollar General Market—Port St. Joe	2,017	793	2,170	—	793	2,170	2,963	163	2011	2012
Port St. Joe, FL
Hamilton Crossing	15,637	2,825	24,287	—	2,825	24,287	27,112	1,571	2008	2012
Alcoa, TN
Dollar General Store—Buffalo	—	240	977	—	240	977	1,217	63	2011	2012
Buffalo, NY
Shoppes at Branson Hills	29,964	10,798	36,434	—	10,798	36,434	47,232	2,335	2005	2012
Branson, MO
Shoppes at Hawk Ridge	4,950	2,709	5,416	50	2,709	5,466	8,175	359	2008	2012
Lake St. Louis, MO
Bayonne Crossing	45,000	20,911	48,066	—	20,911	48,066	68,977	3,118	2011	2012
Bayonne, NJ
Eastside Junction	6,270	1,856	8,805	93	1,856	8,898	10,754	537	2008	2012
Athens, AL
Shops at Julington Creek	4,785	2,247	5,578	—	2,247	5,578	7,825	345	2011	2012
Jacksonville, FL
Dollar General Store—Lillian	—	318	575	—	318	575	893	34	2012	2012
Lillian, AL
Dollar General Market—Slocomb	1,417	608	1,898	—	608	1,898	2,506	118	2012	2012
Slocomb, AL
Dollar General Store—Clanton	—	389	656	—	389	656	1,045	39	2012	2012
Clanton, AL
BB&T—Plantation	1,295	610	1,483	—	610	1,483	2,093	89	2001	2012
Plantation, FL
BB&T—Wilmington	1,024	776	1,177	—	776	1,177	1,953	69	1990	2012
Wilmington, NC
KeyBank—Beachwood	1,145	1,146	601	—	1,146	601	1,747	38	1979	2012
Beachwood, OH
KeyBank—Euclid	612	260	912	—	260	912	1,172	53	1965	2012
Euclid, OH
KeyBank—Mentor	921	680	914	—	680	914	1,594	54	1976	2012
Mentor, OH
KeyBank—Pepper Pike	860	957	689	—	957	689	1,646	40	1974	2012
Pepper Pike, OH
KeyBank—Shaker Heights	932	736	1,047	—	736	1,047	1,783	61	1957	2012
Shaker Heights, OH

		Initial Cost(A)			Gross amount at which carried at end of period(B)
	Encumbrance	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(C)	Land and Improvements	Buildings and Improvements	Total(D)	Accumulated Depreciation(E)(F)	Date Constructed	Date of Acquisition
Regions Bank—Acworth	1,043	570	1,068	—	570	1,068	1,638	64	2004	2012
Acworth, GA
Regions Bank—Alpharetta	1,522	698	1,365	—	698	1,365	2,063	84	2003	2012
Alpharetta, GA
Dollar General Store—Marbury	—	231	685	—	231	685	916	41	2012	2012
Marbury, AL
Dollar General Store—Gilbertown	—	123	1,008	—	123	1,008	1,131	56	2012	2012
Gilbertown, AL
South Elgin Commons	—	3,771	18,684	—	3,771	18,684	22,455	1,098	2011	2012
Elgin, IL
Walgreens—Berlin	4,840	2,000	4,155	—	2,000	4,155	6,155	245	2007	2012
Berlin, CT
Walgreens—Brandford	5,285	2,200	4,500	—	2,200	4,500	6,700	266	2007	2012
Brandford, CT
Walgreens—Brockton	6,421	3,500	4,424	—	3,500	4,424	7,924	263	2007	2012
Brockton, MA
Walgreens—Derry	4,988	1,750	4,363	—	1,750	4,363	6,113	258	2007	2012
Derry, NH
Walgreens—Dover	4,742	1,800	4,043	—	1,800	4,043	5,843	240	2008	2012
Dover, NH
Walgreens—Ledgewood	6,223	2,600	5,352	—	2,600	5,352	7,952	316	2007	2012
Ledgewood, NJ
Walgreens—Melrose	6,026	3,000	4,435	—	3,000	4,435	7,435	249	2007	2012
Melrose, MA
Walgreens—Mount Ephraim	6,223	2,600	5,581	—	2,600	5,581	8,181	311	2007	2012
Mount Ephraim, NJ
Walgreens—Sewell	4,643	2,200	4,918	—	2,200	4,918	7,118	283	2008	2012
Sewell, NJ
Saxon Crossing	11,400	3,455	14,555	—	3,455	14,555	18,010	814	2009	2012
Orange City, FL
Dollar General Store—Enterprise	—	220	768	—	220	768	988	43	2012	2012
Enterprise, AL
Dollar General Store—Odenville	—	197	613	—	197	613	810	33	2012	2012
Odenville, AL
BP—Gordonsville	707	840	322	—	840	322	1,162	17	1997	2012
Gordonsville, VA
BP—Fontaine	1,476	1,043	1,374	—	1,043	1,374	2,417	73	1989	2012
Charlottesville, VA
BP—Monticello	1,030	399	1,285	—	399	1,285	1,684	68	1995	2012
Charlottesville, VA
BP—Seminole	1,695	945	1,833	—	945	1,833	2,778	97	1992	2012
Charlottesville, VA

		Initial Cost(A)			Gross amount at which carried at end of period(B)
	Encumbrance	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(C)	Land and Improvements	Buildings and Improvements	Total(D)	Accumulated Depreciation(E)(F)	Date Constructed	Date of Acquisition
Citgo—Gordonsville	3,727	2,250	3,796	—	2,250	3,796	6,046	201	2003	2012
Gordonsville, VA
BJ's at Ritchie Station	17,820	4,486	24,827	—	4,486	24,827	29,313	1,238	2010	2012
Capital Heights, MD
Dollar General Market—Candler	—	398	2,497	—	398	2,497	2,895	132	2012	2012
Candler, NC
Shops at Moore	21,300	6,674	28,206	—	6,674	28,206	34,880	1,482	2010	2012
Moore, OK
Kohl's—Cumming	4,675	2,750	5,478	—	2,750	5,478	8,228	286	2000	2012
Cumming, GA
Dollar General Market—Vienna	1,417	635	1,883	—	635	1,883	2,518	93	2012	2012
Vienna, GA
Centre Point Commons	14,410	2,842	21,938	—	2,842	21,938	24,780	1,026	2007	2012
Bradenton, FL
Dollar General Store—Borger	589	214	680	—	214	680	894	34	2010	2012
Borger, TX
Dollar General Store—Brookshire	863	347	960	—	347	960	1,307	48	2010	2012
Brookshire, TX
Dollar General Store—Bullard	600	159	747	—	159	747	906	37	2009	2012
Bullard, TX
Dollar General Store—Cisco	531	40	757	—	40	757	797	38	2010	2012
Cisco, TX
Dollar General Store—Glen Rose	903	297	1,087	—	297	1,087	1,384	54	2010	2012
Glen Rose, TX
Dollar General Store—Hamilton	626	147	807	—	147	807	954	40	2010	2012
Hamilton, TX
Dollar General Store—Itasca	543	30	784	—	30	784	814	39	2010	2012
Itasca, TX
Dollar General Store—Joaquin	656	50	935	—	50	935	985	47	2010	2012
Joaquin, TX
Dollar General Store—Llano	804	207	1,019	—	207	1,019	1,226	51	2010	2012
Llano, TX
Dollar General Store—Memphis	461	29	654	—	29	654	683	33	2009	2012
Memphis, TX
Dollar General Store—Mt. Vernon	641	60	919	—	60	919	979	46	2010	2012
Mt. Vernon, TX
Dollar General Store—Pineland	703	108	950	—	108	950	1,058	47	2009	2012
Pineland, TX
Dollar General Store—Rockdale	592	117	784	—	117	784	901	39	2010	2012
Rockdale, TX
Dollar General Store—Sealy	723	348	745	—	348	745	1,093	37	2010	2012
Sealy, TX

		Initial Cost(A)			Gross amount at which carried at end of period(B)
	Encumbrance	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(C)	Land and Improvements	Buildings and Improvements	Total(D)	Accumulated Depreciation(E)(F)	Date Constructed	Date of Acquisition
Dollar General Store—Van Horn	707	48	1,022	—	48	1,022	1,070	51	2010	2012
Van Horn, TX
Lake City Commons II	—	511	2,130	—	511	2,130	2,641	105	2011	2012
Lake City, FL
Pathmark—Seaford	13,839	2,440	17,000	—	2,440	17,000	19,440	854	1968	2012
Seaford, NY
Pathmark—Upper Darby	8,835	1,750	11,834	—	1,750	11,834	13,584	588	1978	2012
Upper Darby, PA
Pathmark—Wilmington	4,794	1,348	6,622	—	1,348	6,622	7,970	326	1981	2012
Wilmington, DE
Schnucks—Arsenal	—	1,403	4,722	—	1,403	4,722	6,125	234	1984	2012
St. Louis, MO
Schnucks—Festus	—	1,507	5,584	—	1,507	5,584	7,091	276	1984	2012
Festus, MO
Schnucks—Grand	—	1,536	5,632	—	1,536	5,632	7,168	264	1989	2012
St. Louis, MO
Dollar General Store—Anson	608	109	816	—	109	816	925	38	2009	2012
Anson, TX
Dollar General Store—East Bernard	577	76	799	—	76	799	875	37	2009	2012
East Bernard, TX
City Center	93,000	11,617	136,439	—	11,617	136,439	148,056	6,005	2004	2012
White Plains, NY
Miramar Square	31,625	14,940	34,784	—	14,940	34,784	49,724	1,626	2008	2012
Miramar, FL
Crossing at Killingly Commons	33,000	15,281	39,212	—	15,281	39,212	54,493	1,819	2010	2012
Dayville, CT
Wheatland Town Center	15,080	3,684	32,973	—	3,684	32,973	36,657	1,450	2012	2012
Dallas, TX
Dollar General Store—Hertford	—	193	1,077	—	193	1,077	1,270	47	2012	2012
Hertford, NC
Dollar General Market—Resaca	1,635	634	2,203	—	634	2,203	2,837	103	2012	2012
Resaca, GA
Landings at Ocean Isle Beach	—	2,587	5,497	8	2,587	5,505	8,092	244	2009	2012
Ocean Isle Beach, NC
The Corner	14,750	3,521	20,429	—	3,521	20,429	23,950	844	2010	2012
Tucson, AZ
Dollar General Store—Remlap	—	124	682	—	124	682	806	30	2012	2012
Remlap, AZ
Dollar General Market—Canton	—	629	2,329	—	629	2,329	2,958	89	2012	2012
Canton, MS
Cannery Corner	—	3,322	10,557	—	3,322	10,557	13,879	376	2008	2012
North Las Vegas, NV

		Initial Cost(A)			Gross amount at which carried at end of period(B)
	Encumbrance	Land	Buildings and Improvements	Cost Capitalized Subsequent to Acquisition(C)	Land and Improvements	Buildings and Improvements	Total(D)	Accumulated Depreciation(E)(F)	Date Constructed	Date of Acquisition
Centennial Center	70,455	9,824	111,444	10	9,824	111,454	121,278	3,918	2002	2012
Las Vegas, NV
Centennial Gateway	29,978	6,758	39,834	—	6,758	39,834	46,592	1,403	2005	2012
Las Vegas, NV
Eastern Beltway	34,100	5,467	52,095	—	5,467	52,089	57,562	1,830	1998	2012
Las Vegas, NV
Eastgate	14,407	3,794	19,775	—	3,794	19,775	23,569	697	1998	2012
Henderson, NV
Lowe's Plaza	—	1,805	3,103	—	1,805	3,103	4,908	110	2007	2012
Las Vegas, NV
Dollar General Store—Samson	—	269	1,069	—	269	1,069	1,338	30	2012	2013
Samson, AL
Copps Grocery—Stevens Point	8,375	1,378	11,507	—	1,378	11,507	12,885	107	2012	2013
Stevens Point, WI
Office
Siemens' Building	10,250	4,426	9,880	405	4,426	10,285	14,711	1,274	2009	2010
Buffalo Grove, IL
Time Warner Cable Division HQ	9,100	682	15,408	—	682	15,408	16,090	1,673	2000	2010
East Syracuse, NY
Elementis Worldwide Global HQ	9,625	1,089	12,327	—	1,089	12,327	13,416	694	2012	2012
East Windsor, NJ
Hasbro Office Building	14,900	3,400	21,635	84	3,400	21,719	25,119	766	2012	2012
Providence, RI
Multi-Family
The Crossings At Hillcroft	11,370	1,240	17,362	—	1,240	17,362	18,602	1,986	2007	2010
Houston, TX
One Webster	12,925	3,462	19,243	—	3,462	19,243	22,705	1,068	2011	2012
Chelsea, MA
Industrial
Siemens Gas Turbine Service Division	9,790	2,786	13,837	—	2,786	13,837	16,623	766	2012	2012
Deer Park, TX
FedEx Distribution Centers	21,615	5,820	30,518	—	5,820	30,518	36,338	1,937	2009	2012
Houston, TX

TOTAL(G):	$1,184,256	$394,336	$1,661,829	$7,341	$394,336	$1,669,165	$2,063,508	$115,099

Notes:

(A)
The initial cost to the Company represents the original purchase price of the property, including estimated earnouts and other amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(B)
The aggregate cost of real estate owned at December 31, 2013 for federal income tax purposes was approximately $1,973,643. (unaudited).

(C)
Does not include construction in progress.

(D)
Reconciliation of real estate owned:

	Year ended December 31,
	2013	2012
Balance at beginning of period	$2,039,182	$802,646
Acquisitions	22,420	1,235,302
Improvements	1,906	1,234

Balance at close of period	$2,063,508	$2,039,182

(E)
Reconciliation of accumulated depreciation:

	Year ended December 31,
	2013	2012
Balance at beginning of period	$54,843	$20,044
Depreciation expense	60,256	34,799

Balance at close of period	$115,099	$54,843

(F)
Depreciation is computed based upon the following estimated lives:

Buildings and improvements	15 - 30 years
Tenant improvements	Shorter of life of asset or term of the lease
(G)
Amounts in this table may not tie to the total due to rounding.

QuickLinks

  Exhibit 99.1
INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
INDEX
  Consolidated Financial Statements and Supplementary Data
INLAND DIVERSIFIED REAL ESTATE TRUST, INC. Consolidated Statements of Cash Flows (Continued) (Dollars in thousands)
  Proposed Merger
  Net Lease Sale Transactions